                                                                    EXHIBIT 10.9


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                           LOAN AND SECURITY AGREEMENT

                                      AMONG

                                MELLON BANK, N.A.
                                   AS LENDER,

                           PIA MERCHANDISING CO., INC.

                                       AND

                           PACIFIC INDOOR DISPLAY CO.
                              DBA RETAIL RESOURCES
                                  AS BORROWERS,

                                       AND

                        PIA MERCHANDISING SERVICES, INC.
                                    AS PARENT


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                                TABLE OF CONTENTS

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
1.  DEFINITIONS AND CONSTRUCTION................................................1

    1.1  Definitions............................................................1
    1.2  Accounting Terms and Principles.......................................16
    1.3  Code.  ...............................................................16
    1.4  Schedules and Exhibits................................................16

2.  LOAN AND TERMS OF PAYMENT..................................................17

    2.1  Revolving Credit......................................................17
    2.2  Letters of Credit.....................................................19
    2.3  Overadvances..........................................................20
    2.4  Interest; Rates, Payments, and Calculations...........................20

                (a)         Initial Interest Rates.............................20
                (b)         Conditional, Performance-Based Interest Rate.......25
                (c)         Default Rate.......................................26
                (d)         Payments...........................................26
                (e)         Continuation of Interest Charges.  ................26
                (f)         Applicable Interest Limitations.  .................26

    2.5  Collections, Disbursements and Borrowing Availability.  ..............27
    2.6  Statements of Obligations.  ..........................................27
    2.7  Fees.  ...............................................................27

                (a)         Closing Fee.  .....................................28
                (b)         Unused Line Fee.  .................................28
                (c)         Field Examination Fees.  ..........................28

3.  CONDITIONS TO EFFECTIVENESS: TERM OF AGREEMENT.............................28

    3.1  Conditions Precedent to Initial Advance or L/C.  .....................28
    3.2  Conditions Precedent to All Loans and L/Cs.  .........................32
    3.3  Term; Automatic Renewal.  ............................................32
    3.4  Effect of Termination.  ..............................................32


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
    3.5  Early Termination by Borrowers.  .....................................33
    3.6  Termination Upon Event of Default.  ..................................33

4.  CREATION OF SECURITY INTEREST..............................................34

    4.1  Grant of Security Interest.  .........................................34
    4.2  Negotiable Collateral.  ..............................................34
    4.3  Collection of Accounts, General Intangibles, Negotiable Collateral.  .34
    4.4  Delivery of Additional Documentation Required.  ......................34
    4.5  Power of Attorney.  ..................................................35

5.  REPRESENTATIONS AND WARRANTIES.............................................35

    5.1  No Prior Encumbrances.................................................35
    5.2  Eligible Accounts.  ..................................................35
    5.3  Intentionally Deleted.................................................36
    5.4  Location of Inventory and Equipment.  ................................36
    5.5  Inventory Records.  ..................................................36
    5.6  Location of Chief Executive Office.  .................................36
    5.7  Due Authorization and Qualification; Subsidiaries.  ..................36
    5.8  Due Authorization; No Conflict.  .....................................37
    5.9  Litigation.  .........................................................37
    5.10  No Material Adverse Change in Financial Condition.  .................37
    5.11  Solvency.  ..........................................................37
    5.12  ERISA................................................................37
    5.13  Environmental Condition..............................................38
    5.14  Patents, Copyrights and Trademarks.  ................................39
    5.15  Reliance by Lender; Cumulative.  ....................................39
    5.16  Governmental Consent.  ..............................................39
    5.17  Taxes.  .............................................................40
    5.18  Financial Statements.  ..............................................40
    5.19  Full Disclosure.  ...................................................40
    5.20  Guarantees, Contracts, etc...........................................41
    5.21  Government Regulations, etc..........................................41
    5.22  Business Interruptions...............................................42
    5.23  Names.  .............................................................42
    5.24  Other Associations.  ................................................42
    5.25  Regulation O. .......................................................42
    5.26  Capital Stock.  .....................................................42
    5.27  Year 2000 Compliance.................................................43


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
    5.28 Financing Statements..................................................43

6.  AFFIRMATIVE COVENANTS......................................................43

    6.1   Accounting System.  .................................................43
    6.2   Collateral Reports.  ................................................44
    6.3   Schedules of Accounts.  .............................................44
    6.4   Financial Statements, Reports, Certificates.  .......................44
    6.5   Tax Returns.  .......................................................45
    6.6   Disputes and Claims. ................................................45
    6.7   Title to Equipment.  ................................................45
    6.8   Maintenance of Equipment.  ..........................................46
    6.9   Taxes.  .............................................................46
    6.10  Insurance............................................................46
    6.11  Lender Expenses.  ...................................................47
    6.12  Financial Covenants.  ...............................................47
    6.13  No Setoffs or Counterclaims.  .......................................49
    6.14  Compliance with Laws, Regulations, Etc...............................49
    6.15  Projections.  .......................................................51
    6.16  Bank Accounts.  .....................................................51
    6.17  Use of Lender's Name.  ..............................................51
    6.18  Miscellaneous Covenants..............................................51
    6.19  Notice of Event of Default...........................................51
    6.20  Notice of Claimed Default.  .........................................52
    6.21  Material Adverse Developments.  .....................................52
    6.22  Corporate Meeting Minutes............................................52
    6.23  Information to Participant...........................................52
    6.24  Year 2000 Compliance.................................................52
    6.25  Additional Landlord Waivers..........................................53
    6.26 Ownership.............................................................53

7.  NEGATIVE COVENANTS.........................................................53

    7.1  Indebtedness.  .......................................................53
    7.2  Liens.  ..............................................................54
    7.3  Restrictions on Fundamental Changes.  ................................54
    7.4  Extraordinary Transactions and Disposal of Assets.....................54
    7.5  Change Name.  ........................................................54
    7.6  Guarantee.  ..........................................................54
    7.7  Restructure.  ........................................................55


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
    7.8   Prepayments.  .......................................................55
    7.9   Intentionally Deleted................................................55
    7.10  Intentionally Deleted................................................55
    7.11  Capital Expenditures.  ..............................................55
    7.12  Consignments.  ......................................................55
    7.13  Distributions.  .....................................................55
    7.14  Accounting Methods.  ................................................56
    7.15  Investments.  .......................................................56
    7.16  Transactions with Affiliates.  ......................................56
    7.17  Suspension.  ........................................................56
    7.18  Compliance with ERISA................................................56
    7.19  Permitted Acquisitions...............................................57

8.  EVENTS OF DEFAULT..........................................................58

9.  LENDER'S RIGHTS AND REMEDIES...............................................61

    9.1  Rights and Remedies.  ................................................61
    9.2  Remedies Cumulative.  ................................................63

10. TAXES AND EXPENSES REGARDING THE COLLATERAL................................63

11. WAIVERS; INDEMNIFICATION...................................................64

    11.1  Demand, Protest, etc.  ..............................................64
    11.2  Lender's Liability for Collateral.  .................................64
    11.3  Indemnification; Loss of Margin......................................64

12. NOTICES....................................................................65

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.................................67

14. DESTRUCTION OF BORROWERS' DOCUMENTS........................................68

15. GENERAL PROVISIONS.........................................................68

    15.1  Effectiveness.  .....................................................68
    15.2  Successors and Assigns.  ............................................68
    15.3  Section Headings.  ..................................................68
    15.4  Interpretation.  ....................................................68


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
    15.5   Severability of Provisions.  .......................................69
    15.6   Amendments in Writing.  ............................................69
    15.7   Counterparts; Facsimile Execution.  ................................69
    15.8   Revival and Reinstatement of Obligations. ..........................69
    15.9   Withholding and Other Tax Liabilities.  ............................69
    15.10  Integration.  ......................................................70
    15.11  Publicity.  ........................................................70

16. SURETYSHIP WAIVERS AND CONSENTS............................................70


                             EXHIBITS AND SCHEDULES

Exhibit 2.1(e) -- Form of Revolving Credit Note

Schedule P-1 -- Permitted Liens

Schedule P-2 -- Permitted Parent Pension Obligations

Schedule 5.4 -- Location of Inventory and Equipment

Schedule 5.9 -- Litigation

Schedule 5.12 -- ERISA

Schedule 5.13 -- Environmental Disclosures

Schedule 5.14 -- Patents, Copyrights and Trademarks

Schedule 5.20 -- Guarantees, Contracts, etc.

Schedule 5.23 -- Names of Borrowers

Schedule 5.24 -- Joint Ventures and Other Associations

Schedule 5.26 -- Capital Stock of Borrower

Exhibit 6.4 -- Form of Chief Financial Officer's Compliance Certificate

Schedule 7.1(b) -- Indebtedness


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            This LOAN AND SECURITY AGREEMENT is entered into as of December 7,
1998 by and among MELLON BANK, N.A. ("Lender"), with a place of business located at Mellon Bank Center, 1735 Market Street, 6th Floor, Philadelphia, Pennsylvania 19101-7899, PIA MERCHANDISING CO., INC., a California corporation, with its chief executive office located at 19900 MacArthur Boulevard, Suite 900, Irvine, California 92612 ("PIA"), and PACIFIC INDOOR DISPLAY CO. dba RETAIL RESOURCES, a California corporation, with its chief executive office located at 10 Pasteur, Irvine, California 92612 ("Retail Resources," and collectively with PIA, "Borrowers"), and PIA MERCHANDISING SERVICES, INC., a Delaware corporation, with its chief executive office located at 19900 MacArthur Boulevard, Suite 900, Irvine, California 92612 ("Parent").

                              W I T N E S S E T H:

            WHEREAS, Borrowers and Parent have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

            WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. DEFINITIONS AND CONSTRUCTION

               1.1 Definitions. All terms used herein which are defined in
Article 1 or Article 9 of the Pennsylvania Uniform Commercial Code shall have the respective meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrowers and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement is not limiting and, unless the context of this Agreement clearly requires otherwise, the word "or" as used herein has the alternatively conjunctive or disjunctive meaning


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represented by the phrase "and/or". Section, subsection, clause, schedule and exhibit references are to this Agreement unless otherwise specified. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in writing. Any accounting term used herein unless otherwise defined in this Agreement shall have the meaning customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

            "Account Debtor" means any person who is or who may become obligated under, with respect to, or on account of an Account.

            "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to any Borrower arising out of the sale or lease of goods or the rendition of services by any Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor.

            "Agreement" means this Loan and Security Agreement and any extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Loan and Security Agreement.

            "Authorized Officer" means any officer of any Borrower.

            "Availability Reserves" means, as of any date of determination, such amounts as Lender may from time to time establish and revise reducing the amount of the Revolving Credit Loans and L/Cs which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender, affect or may affect (i) the Collateral, any other property which is security for the Obligations, or the value of the Collateral or such other property, (ii) the assets, business or prospects of any Borrower or Parent or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's belief that any collateral report or financial information furnished by or on behalf of Borrowers or Parent to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Lender determines constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

            "Average Unused Portion of Maximum Amount" means (a) the Maximum Amount less (b) the greater of (i) $2,000,000 or (ii) the sum of (A) the average Daily


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Balance of the Revolving Credit Loans that were outstanding during the immediately preceding calendar month and (B) the average Daily Balance of the undrawn L/Cs issued by Lender under Section 2.2 that were outstanding during the immediately preceding calendar month.

            "Borrowers" has the meaning set forth in the introduction to this Agreement.

            "Borrowers' Books" means all books and records of Borrowers or any Borrower, including: ledgers; records indicating, summarizing, or evidencing any Borrowers' assets or liabilities, or the Collateral; all information relating to any Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

            "Borrowing Base" has the meaning set forth in Section 2.1(a).

            "Borrowing Base Certificate" means a certificate signed by an officer of a Borrower detailing, as of the Closing Date, the amount of such Borrower's cash or cash equivalent balances, the Eligible Accounts, the L/C's, the Obligations and other information required by Lender.

            "Business Day" means any day which is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

            "Capital Expenditure" means any expenditure that would be classified as a capital expenditure on a consolidated statement of cash flow of Parent and its Subsidiaries prepared in accordance with GAAP, consistently applied.

            "Capitalized Lease" means any lease of property which, in accordance with GAAP, should be capitalized on the lessee's balance sheet, or for which the amount of the assets and liabilities thereunder as if so capitalized should be disclosed, in accordance with GAAP, in a note to such balance sheets.

            "Cash Collateral Account" has the meaning set forth in Section 2.5.

            "Change of Control" shall be deemed to have occurred at such times as either (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended), other than a "person" or "group" that is a stockholder as of the date hereof, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended), directly or



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indirectly, of more than twenty-five percent (25%) of the total voting power of all classes of stock then outstanding of Parent normally entitled to vote in elections of directors, or (ii) Parent's failure to be the beneficial owner, directly or indirectly, of the total voting power of all classes of stock then outstanding of each Subsidiary of Parent.

            "Closing Date" means the date of the execution of all Loan Documents and satisfaction or waiver by Lender of all conditions precedent set forth in
Section 3.

            "Code" means the Pennsylvania Uniform Commercial Code.

            "Collateral" means each of the following: the Accounts; Borrowers' Books; the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; any money or other assets of each Borrower (expressly excluding any cash or assets held on behalf of or for the benefit of Borrowers' employees in any 401(k) plan, employee savings plan, employee stock option plan, deferred compensation plan or similar account) which hereafter come into the possession, custody, or control of Lender; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrowers' Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Current Assets" means, at any time, all assets of Parent and its Subsidiaries that should be classified as current assets on a consolidated balance sheet of Parent and its Subsidiaries prepared in accordance with GAAP.

            "Current Liabilities" means, at any time, all liabilities of Parent and its Subsidiaries that should be classified as current liabilities on a consolidated balance sheet of Parent and its Subsidiaries prepared in accordance with GAAP, including, without duplication, all Obligations consisting of Revolving Credit Loans.

            "Daily Balance" means the amount of an Obligation owed at the end of a given day.

            "Default Pricing Event" has the meaning set forth in Section 2.4(c).

            "Early Termination Premium" has the meaning set forth in Section
3.5.


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            "Eligible Accounts" means those Accounts created by any Borrower in the ordinary course of business that arise out of such Borrower's sale of goods or rendition of services, that strictly comply with all of such Borrower's representations and warranties to Lender as set forth in the Loan Documents, and that are and at all times shall continue to be acceptable to Lender in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Lender. Eligible Accounts shall not include the following:

                        (a) Accounts which the Account Debtor has failed to pay
            within sixty (60) days after invoice date;

                        (b) All Accounts owed by any Account Debtor having
            twenty-five percent (25%) or more of the aggregate amount of the Accounts it owes to Borrower outstanding more than sixty (60) days after invoice date unless specifically approved by Lender in its sole discretion and with the establishment of such reserves as Lender may require;

                        (c) Accounts with respect to which the Account Debtor is
            an officer, employee, affiliate, or agent of Parent and its Subsidiaries;

                        (d) Accounts with respect to which the Account Debtor is
            not a resident of the United States, and which are not either (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Lender, or (2) supported by one or more letters of credit that are assignable and have been assigned and delivered to Lender in an amount and of a tenor, and issued by a financial institution, acceptable to Lender;

                        (e) Accounts with respect to which the Account Debtor is
            a foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the Account Debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, the Federal Assignment of Claims Act of 1940, as amended, or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

                        (f) Accounts with respect to which the Account Debtor is
            a Subsidiary of, related to, affiliated with or has common officers with any Borrower;


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

                        (g) Accounts with respect to which any Borrower is or
            may become liable to the Account Debtor for goods sold or leased or for services rendered by the Account Debtor to any Borrower, to the extent of such liability; provided, however, that Lender shall have a right, in its sole discretion, to establish reserves in such amount or hold such portion of said Accounts ineligible;

                        (h) Accounts with respect to which the Account Debtor
            disputes liability or makes any claim with respect thereto, to the extent of such dispute; provided, however, that Lender shall have a right, in its sole discretion, to establish reserves in such amount or hold such portion of said Accounts ineligible, or with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                        (i) Accounts the collection of which Lender believes to
            be doubtful by reason of the Account Debtor's financial condition;

                        (j) Accounts with respect to which the Account Debtor's
            total obligations to such Borrower exceed twenty-five percent (25%) of all Eligible Accounts relating to such Borrower, to the extent of such excess; and

In the event of a dispute over the terms of "Eligible Accounts," Lender's determination shall govern and apply.

            "Eligible Cash Collateral" means cash pledged to Lender by PIA and maintained in one or more deposit accounts under the satisfactory control and dominion of Lender or its designee, but shall expressly exclude (a) the deposit in the amount of Two Hundred Fifty Thousand Dollars deposit ($250,000) maintained by PIA in Account No. 4509035582 with Union Bank of California, N.A., and (b) the deposit in the amount of Two Million Dollars ($2,000,000) plus interest thereon presently maintained by PIA in Account No. 870-02172 with ING Barings Furman Selz LLC.

            "Eligible Corporate Bonds" means bonds or other debentures issued by a corporation regularly quoted on a national bond exchange, possessing a Moody's rating of Baa or a Standard & Poor's rating of BBB or higher, held in a brokerage account maintained by Lender or its designee for PIA in which Lender has a first priority lien perfected by control or possession, which are not subject to any other claims or other liens and which meet all other specifications established by Lender in its sole discretion from time to time.


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

            "Eligible Government Treasury Bills" means bonds, bills and notes issued by the United State of America or any agency thereof, quoted daily in the Wall Street Journal (or similar publication acceptable to Lender in its discretion), supported by the full faith and credit of the United States government, held by Lender or its designee for the benefit of PIA, in which Lender has a prior perfected, first priority lien, which are not subject to any other claims or other liens and which meet all other specification established by Lender in its sole discretion from time to time.

            "Eligible Investment Property" means, collectively, Eligible Cash Collateral, Eligible Corporate Bonds, Eligible Government Treasury Bills, Eligible Listed Securities and Eligible Mutual Funds.

            "Eligible Listed Securities" means equity securities registered and listed for trading on a national exchange in the United States (e.g., NYSE, AMEX, NASDAQ and OTC), having a $10 per share minimum value, trading at sufficient volume as determined by Lender in its discretion to ensure ready marketability under normal market conditions, held in a brokerage account maintained by Lender or its designee for PIA, in which Lender has a first priority lien perfected by control or possession, which are not subject to any other claims or liens and which meet all other specifications established by Lender in its sole discretion from time to time.

            "Eligible Mutual Funds" means mutual funds listed daily in the Wall Street Journal (or a similar publication acceptable to Lender in its discretion), which are not deemed speculative in nature by Lender in its discretion, which do not invest primarily in foreign securities, held by Lender or its designee for the benefit of PIA, in which Lender has a prior perfected, first priority lien, which are not subject to any other claims or liens and which meet all other specifications established by Lender in its sole discretion from time to time.

            "Equipment" means all of Borrowers' present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods, farm products, or Inventory), wherever located, and any interest of Borrower in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

            "Environmental Laws" means all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to any Borrower's business and facilities (whether or not owned by

it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

            "ERISA" means the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder and related thereto.

            "ERISA Affiliate" means any person required to be aggregated with any Borrower or Parent and its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the I.R. Code.

            "Event of Default" has the meaning set forth in Section 8.

            "Excess Availability" means the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the amount of the Revolving Credit available to Borrowers as of such time based on the applicable lending formulas multiplied by the amount of Eligible Accounts and the amount of Eligible Cash Collateral, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder, and
(ii) the Maximum Amount, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, and (ii) the aggregate amount of all then outstanding and unpaid trade payables and other current obligations of Borrowers which are past due as of such time.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, applied by Parent and its Subsidiaries in a manner consistent with the most recent audited financial statements of Parent and its Subsidiaries furnished to Lender under Section 6.4.

            "General Intangibles" means all of each Borrower's present and future general intangibles and other personal property (including choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreement, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods, Accounts and Negotiable Collateral.

            "Good Business Day" means any Business Day when banks in Philadelphia, Pennsylvania, New York, New York and London, England are open for business.

            "Guarantor" means, collectively and individually, Parent, Borrowers and each other current and future Subsidiary of Parent, and any other present or future Person executing a guaranty with respect to the Obligations.

            "Guaranty" means any present or future guaranty made and delivered to Lender with respect to the Obligations.

            "Hazardous Materials" means any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or, man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes, and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Law.

            "Indebtedness" means: (a) all obligations of each Borrower for borrowed money; (b) all obligations of each Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of each Borrower in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (c) all obligations under capitalized leases; (d) all obligations or liabilities of others secured by a lien or security interest on any asset of any Borrower, irrespective of whether such obligation or liability is assumed; and (e) any obligation of any Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other person.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Inventory" means all present and future inventory in which any Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of each Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

            "I.R. Code" means the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

            "Judicial Officer or Assignee" means any trustee, receiver, controller, custodian, assignee for the benefit of creditors, or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian, or assignee for the benefit of creditors.

            "L/Cs" has the meaning set forth in Section 2.2(a).

            "Lender" has the meaning set forth in the introduction to this Agreement.

            "Lender Expenses" means all: costs or expenses (including taxes, photocopying, notarization, telecommunication and insurance premiums) required to be paid by any Borrower under any of the Loan Documents that are paid or advanced by Lender; documentation, filing, recording, publication, appraisal (including periodic Collateral appraisals), real estate survey, environmental audit, and search fees assessed, paid, or incurred by Lender in connection with Lender's transactions with Borrowers; costs and expenses incurred by Lender in the disbursement of funds to any Borrower (by wire transfer or otherwise); charges paid or incurred by Lender resulting from the dishonor of checks; costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, whether or not a sale is consummated; costs and expenses paid or incurred by Lender in examining any Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents; and Lender's reasonable attorneys' fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys' fees and expenses incurred in connection with a "workout", a "restructuring", or an

Insolvency Proceeding concerning any Borrower), defending, or concerning the Loan Documents, whether or not suit is brought.

            "LIBOR Based Loans" means all Revolving Credit Loans and all other Obligations (other than contingent reimbursement obligations owing to Lender under any outstanding L/Cs) bearing interest at the LIBOR Based Rate.

            "LIBOR Based Rate" means the interest rate per annum equal to two and three-quarters percent (2.75%) in excess of the LIBOR Rate.

            "LIBOR Interest Period" shall have the meaning set forth in
Section 2.4(a)(iv)(B).

            "LIBOR Rate" means the annual rate of interest determined by Lender as being the rate available to Lender at approximately 11:00 a.m. London time in the London Interbank Market, as referenced by Reuters Screen "LIBO," in accordance with the usual practice in such market, for the LIBOR Interest Period elected by any Borrower, in effect two (2) Good Business Days prior to the funding date for a requested LIBOR Based Loan for deposits of dollars in amounts equal (as nearly as may be estimated) to the amount of such LIBOR Based Loan which shall then be made by Lender to any Borrower as of the time of such determination, as such rate may be adjusted by the reserve percentage applicable during the LIBOR Interest Period in effect (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such LIBOR Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Lender with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, having a term equal to such LIBOR Interest Period (the "Eurocurrency Reserve Requirement"). Such adjustment shall be effectuated by calculating, and the LIBOR Rate shall be equal to, the quotient (rounded upward to the nearest 1/16 of 1%) of (i) the offered rate divided by
(ii) one minus the Eurocurrency Reserve Requirement.

            "Loan Documents" means, collectively, this Agreement, the Revolving Credit Notes, the Lockbox Agreements, any other note or notes executed by any Borrower or Borrowers to the order of Lender, and Guaranty, and any other agreement entered into in connection with this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancing, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

            "Lockbox" has the meaning set forth in Section 2.5.

            "Lockbox Agreements" has the meaning set forth in Section 2.5.

            "Material Adverse Effect" means any material adverse effect on any Borrower's or Parent's financial condition, assets, operating status or projected financial condition or any fact or circumstance that singly or in the aggregate with any other fact or circumstance, has a reasonable likelihood of resulting in or leading to the inability of such Borrower or Parent to perform in any material respect its obligations under this Agreement or under any other Loan Document or the inability of Lender to enforce in any material respect the rights purported to be granted to Lender under this Agreement or any other Loan Document or which might have a material adverse effect on the ability of such Borrower or Parent to effectuate (including hindering or unduly delaying) the transactions contemplated by this Agreement and the other Loan Documents on the terms contemplated hereby and thereby.

            "Maximum Amount" has the meaning set forth in Section 2.1(c).

            "Multiemployer Plan" means a "multiemployer plan" as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of Borrower or any ERISA Affiliate.

            "Negotiable Collateral" means all of each Borrower's present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities, investment property (including, without limitation, any and all Eligible Investment Property), documents, personal property leases (wherein such Borrower is the lessor), chattel paper, and such Borrower's Books relating to any of the foregoing.

            "Net Income" means, in respect of each fiscal year of Parent and its Subsidiaries, the net annual income after taxes of Parent and its Subsidiaries as such would appear on a consolidated statement of earnings of Parent and its Subsidiaries prepared in accordance with GAAP, consistently applied, excluding any extraordinary gains.

            "Obligations" means the Revolving Credit Loans, all other loans, advances, debts, principal, interest (including any interest that, but for the provisions of the United States Bankruptcy Code, would have accrued), contingent reimbursement obligations owing to Lender under any outstanding L/Cs, premiums (including Early Termination Premiums), liabilities (including all amounts charged to any Borrower's loan account pursuant to any agreement authorizing Lender to charge such Borrower's loan account), obligations, fees, lease payments, guaranties, covenants, and duties owing, by any Borrower to Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents, by any other note or instrument, or by any other agreement between Lender and any Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from any Borrower to others that Lender may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Expenses that any Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

            "Overadvance" has the meaning set forth in Section 2.3.

            "Parent" means PIA Merchandising Services, Inc., a Delaware corporation.

            "Parent and its Subsidiaries" means Parent and each of its Subsidiaries, (including Borrowers) and each Subsidiary of such Subsidiaries.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Permitted Acquisitions" has the meaning set forth in Section 7.19 of this Agreement.

            "Permitted Liens" means: (a) liens and security interests held by Lender; (b) liens for unpaid taxes that are not yet due and payable; (c) liens and security interests set forth on Schedule P-1 attached hereto; (d) purchase money security interests and liens of lessors under capitalized leases to the extent that the acquisition or lease of the underlying asset was permitted under
Section 7.11, and so long as the security interest or lien only secures the purchase price of the asset; (e) liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises; (f) liens for taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside, but only so long as no levy, foreclosure, or similar proceedings have been commenced with respect thereto; (g) liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation; (h) easements, right-of-way, matters of public record, restrictions and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of business of any Borrower as currently conducted; and (i) liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that adequate reserves for such judgments or awards have been established, or such judgments or awards are fully insured or been fully bonded but only so long as no levy or similar proceedings have been commenced with respect thereto.

            "Permitted Parent Expenditures" means: expenditures which Parent is obligated to make in the ordinary course of its business of serving as the holding company for Borrowers, including, without limitation, the following: (i) payments of Taxes; (ii) payments required by the Securities and Exchange Commission (e.g. filing fees), the National Association of Securities Dealers or the Nasdaq Stock Market; (iii) professional fees and expenses for accountants and attorneys engaged in providing accounting and legal services, respectively, to Parent for the collective benefit of Parent and its Subsidiaries; (iv) payments under the Agreement dated as of August 10, 1998 between Parent and Clinton E. Owens as such Agreement exists as of the Closing Date; (v) payments under the Employment Agreement dated June 25, 1997 between Parent and Terry Peets, as amended by Amendment No. 1 to the Employment Agreement dated December 1, 1998, as such Employment Agreement, as amended, exists as of the Closing Date; (vi) payments under the Amended and Restated Severance Agreement between Parent and Cathy L. Wood dated December 1, 1998, as such Amended and Restated Severance Agreement exists as of the Closing Date; (vii) payment of the pension obligations of Parent as identified more particularly in, and not to exceed the monthly payment amounts set forth in, Schedule P-2 attached hereto; and (viii) other fees and expenses in an amount not to exceed $200,000 per year on a non-cumulative basis.

            "Person" means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

            "PIA" has the meaning set forth in the introduction to this Agreement.

            "Plan" means any plan described in ERISA Section 3(2) maintained for employees of any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

            "Prime Based Loans" means all Revolving Credit Loans and all other Obligations (other than contingent reimbursement obligations owing to Lender under any outstanding L/Cs) bearing interest at the Prime Based Rate.

            "Prime Based Rate" means the interest rate per annum equal to one-quarter percent (.25%) in excess of the Prime Rate.

            "Prime Rate" means the variable rate of interest, per annum, most recently announced by Lender, or any successor, at its principal office as its "prime rate", which may be greater or less than other interest rates charged by Lender to other borrowers and is not necessarily solely based on, dependent upon or equal to the interest rate that Lender may charge any particular borrower or class of borrowers.

            "Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the I.R. Code which is not exempt by reason of Section 4975(c)(2) of the I.R. Code.

            "Reportable Event" means a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA.

            "Retail Resources" has the meaning set forth in the introduction to this Agreement.

            "Retail Resources Line" means a maximum amount which may be advanced against the Eligible Accounts of Retail Resources, which amount shall not at any time exceed the lesser of (a) One Million Five Hundred Thousand Dollars ($1,500,000) or (b) the amount available under the Total Facility.

            "Revolving Credit" has the meaning set forth in Section 2.1(a).

            "Revolving Credit Loans" means all outstanding cash advances under the Revolving Credit.

            "Revolving Credit Maturity Date" has the meaning set forth in
Section 2.1(f).

            "Revolving Credit Notes" has the meaning set forth in Section
2.1(e).

            "Standby L/C's" means standby letters of credit issued for the account of any Borrower for business purposes of such Borrower and having a tenor of not more than one (1) year.

            "Subsidiaries" means, as of any date of determination and with respect to any Person, any corporation, limited liability company, partnership or joint venture, whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership or joint venture, of which such Person or a Subsidiary of such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

            "Tangible Net Worth" means, at any time, the amount by which all assets of Parent and its Subsidiaries in the aggregate, excluding intangible assets, as that term would be defined under GAAP, together with deferred costs, exceed all of Parent's and its Subsidiaries' liabilities, as would be shown on a consolidated balance sheet of Parent and its Subsidiaries prepared as of such date in accordance with GAAP.

            "Tax" and "Taxes" means any tax, including, without limitation, any income, gross receipts, sales, use, an valorem, transfer, franchise, withholding, payroll, employment, excise, occupation, premium or property tax, together with any interest, any penalties, additions to any such tax or additional amounts imposed by any governmental body (domestic or foreign).

            "Total Facility" means the aggregate principal amount of all outstanding Revolving Credit Loans, which shall not, at any time, exceed the lesser of the Maximum Amount or the Borrowing Base.

            "Voidable Transfer" has the meaning set forth in Section 15.8.

            "Working Capital" means, at any time, the amount by which the Current Assets of Parent and its Subsidiaries exceed the Current Liabilities of Parent and its Subsidiaries, as would be shown on a consolidated balance sheet of Parent and its Subsidiaries prepared as of such date in accordance with GAAP.

               1.2 Accounting Terms and Principles. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Where the character or amount or any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

               1.3 Code. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

               1.4 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

            2. LOAN AND TERMS OF PAYMENT

               2.1 Revolving Credit.

                        (a) Subject to the terms and conditions of this
            Agreement, Lender hereby establishes for the benefit of Borrowers a revolving credit facility ("Revolving Credit") which shall include advances extended by Lender to or for the benefit of Borrowers from time to time hereunder. The aggregate principal amount of all outstanding Revolving Credit Loans shall not, at any time, exceed the lesser of the Maximum Amount or the Borrowing Base ("Total Facility"). Subject to such limitation, the outstanding balance under the Revolving Credit may fluctuate from time to time; the Revolving Credit will be reduced by repayments made by any Borrower and increased by future advances which may be made by Lender to or for the benefit of any Borrower. For the purposes of this Agreement, any determination as to whether there is availability within the Borrowing Base for advances shall be determined by Lender in its sole discretion and shall be final and binding upon Borrowers. Subject to availability under the Borrowing Base, the fulfillment of any other conditions to borrowing contained in this Agreement and the absence of an Event of Default or any event which with the giving of notice or passage of time or both would become an Event of Default, Borrowers may borrow, repay and reborrow under the Revolving Credit from time to time during the term of this Agreement. Lender shall have the right from time to time to establish reserves against the Borrowing Base in such amounts and with respect to such matters as Lender in its sole discretion deems appropriate. For the purposes of this Agreement, "Borrowing Base" shall mean the sum of:

                                    (i) an amount equal to eighty percent (80%)
                        of the amount of Eligible Accounts of PIA; plus

                                    (ii) an amount equal to eighty percent (80%)
                        of the amount of Eligible Accounts of Retail Resources, not to exceed the Retail Resources Line; plus

                                    (iii) an amount equal to one hundred percent
                        (100%) of the amount of Eligible Cash Collateral; plus

                                    (iv) an amount equal to ninety percent (90%)
                        of the value, as reasonably determined by Lender from time to time, of PIA's Eligible Government Treasury Bills; plus

                                    (v) an amount equal to eighty percent (80%)
                        of the value, as reasonably determined by Lender from time to time, of PIA's Eligible Corporate Bonds; plus

                                    (vi) an amount equal to seventy percent
                        (70%) of the value, as reasonably determined by Lender from time to time, of PIA's Eligible Listed Securities; plus

                                    (vii) an amount equal to fifty percent (50%)
                        of the value, as reasonably determined by Lender from time to time, of PIA's Eligible Mutual Funds; less

                                    (viii) any Availability Reserves; and less

                                    (ix) outstanding L/C's.

                        (b) Lender may, in its sole discretion, from time to
            time, among other permissible discretionary actions that Lender may take with respect to the Revolving Credit, reduce the lending formula with respect to Eligible Accounts, among other permissible reasons, to the extent that Lender determines that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (i) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (ii) the aggregate amount of total sales) exceeds five percent (5%), in which case Lender may reduce the advance rate applicable to Eligible Accounts by one percent (1%) for each percent of such dilution in excess of five percent (5%), or (B) the general creditworthiness of account debtors has declined. In determining whether to reduce the lending formula with respect to Eligible Accounts, Lender may consider, among other factors, events, conditions, contingencies or risks which are also considered in determining Eligible Accounts or in establishing Availability Reserves.

                        (c) Lender shall have no obligation to make Revolving
            Credit Loans hereunder to the extent they would cause the aggregate outstanding Obligations of Borrowers under this Section 2.1 and under Section 2.2 to exceed Twenty Million Dollars ($20,000,000) (the "Maximum Amount").

                        (d) Lender is authorized to make Revolving Credit Loans
            under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer of any Borrower or, without instructions, if pursuant to Section 2.4(d). Each Borrower agrees to establish and maintain all operating accounts with Lender for the purpose of receiving the proceeds of the Revolving Credit Loans requested by such Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrowers in writing, any Revolving Credit Loan requested by any Borrower and made by Lender hereunder shall be made to one of such operating accounts. The proceeds of the Revolving Credit Loans made under this
            Section 2.1 shall be used by each Borrower, consistent with this Agreement, for each Borrower's general working capital purposes and, with respect to PIA, for Permitted Acquisitions.

                        (e) Upon the Closing Date, each Borrower shall execute
            and deliver a promissory note to Lender in the form of Exhibit 2.1
            (e) attached hereto (the "Revolving Credit Notes") to evidence such Borrower's unconditional obligation to repay Lender for all advances made under the Revolving Credit, with interest as herein and therein provided. Each advance under the Revolving Credit shall be deemed evidenced by the Revolving Credit Note, which is deemed incorporated herein by reference and made a part hereof.

                        (f) Subject to the terms of Section 3.3, the term of the
            Revolving Credit shall expire on the third (3rd) anniversary of the date of this Agreement (the "Revolving Credit Maturity Date"), on which date all of the outstanding Revolving Credit Loans and other Obligations of every kind whatsoever, unless having been sooner accelerated pursuant to the terms hereof, shall be due and payable in full, and as of and after which date no further advances or extensions of credit shall be available from Lender.

               2.2 Letters of Credit.

                        (a) Subject to the terms and conditions of this
            Agreement, Lender agrees to issue Standby L/C's for the account of a Borrower (each, an "L/C") in an aggregate face amount not to exceed the lesser of: (i) the Borrowing Base less the amount of outstanding Revolving Credit Loans; or (ii) Two Million Dollars ($2,000,000). Each L/C shall have an expiration date no later than sixty (60) days prior to the date on which this Agreement is scheduled to terminate under Section 3.3 hereof and all L/Cs shall be in form and substance acceptable to Lender in its sole discretion. Lender shall not have any obligation to issue L/Cs to the extent that the face amount of all outstanding L/Cs plus the aggregate amount of the Revolving Credit Loans outstanding pursuant to Section 2.1 would exceed the Maximum Amount. The L/Cs issued under this Section 2.2 shall be used by the account party Borrower, consistent with this Agreement, for its general working capital purposes. If Lender is obligated to advance funds under an L/C, the amount so advanced immediately shall be deemed to be a Revolving Credit Loan made by Lender to the account party Borrower pursuant to Section 2.1 and, thereafter, shall bear interest at the rate then applicable under Section 2.4.

                        (b) Each Borrower hereby agrees to indemnify, save,
            defend and hold Lender harmless from any loss, cost, expense, or liability, including payments made by Lender, expenses, and attorneys' fees incurred by Lender arising out of or in connection with any L/Cs. Each Borrower agrees to be bound by Lender's interpretation of any L/C issued by Lender to or for Borrowers' account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following any Borrower's instructions or those contained in the L/Cs or any modifications, amendments, or supplements thereto.

                        (c) Borrowers will pay Lender upon the issuance of each
            Standby L/C a fee equal to two percent (2.0%) per annum times the face amount of such L/C. Service and other standard Lender charges, commissions, fees and costs relating to L/Cs may be charged to Borrowers' loan account at the time the service is rendered or the cost is incurred.

                        (d) Immediately upon the termination of this Agreement,
            Borrowers agree either: (i) to provide cash collateral to be held by Lender in an amount equal to the maximum amount of Lender's obligations under all L/Cs, or (ii) to cause to be delivered to Lender releases of all of Lender's obligations under all outstanding L/Cs, including the return to Lender of all original, canceled L/Cs. At Lender's discretion, any proceeds of Collateral received by Lender may be held as the cash collateral required by this Section 2.2(d).

               2.3 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrowers to Lender pursuant to Sections 2.1 and 2.2 is greater than either the dollar or percentage limitations set forth in Sections
2.1 or 2.2 (an "Overadvance"), Borrowers immediately shall pay to Lender, in cash, the amount of such excess.

               2.4 Interest; Rates, Payments, and Calculations.

                        (a) Initial Interest Rates. All Revolving Credit Loans
            shall bear interest, at the applicable Borrower's option, at either the LIBOR Based Rate or the Prime Based Rate as set forth below.

                                    (i) Prime Based Rate. Subject to the terms
                        and conditions set forth below and unless subject to the LIBOR Based Rate, all Obligations (other than contingent reimbursement obligations owing to Lender under any outstanding LC/s) shall bear interest at the Prime Based Rate.

                                    (ii) LIBOR Based Rate. Subject to the terms
                        and conditions set forth below and unless subject to the Prime Based Rate, all Obligations (other than contingent reimbursement obligations owing to Lender under any outstanding L/Cs) shall bear interest at the LIBOR Based Rate.

                                    (iii) Additional Interest Provisions for
                        Prime Based Loans.

                                                (A) The interest rate charged on
                                    Prime Based Loans shall change on the same day as Lender's Prime Rate may change from time to time.

                                                (B) Interest on Prime Based
                                    Loans shall be due and payable monthly, in arrears, on the first day of each calendar month, and shall be calculated on the basis of a 360-day year for the actual number of days elapsed, based upon the greater of Two Million Dollars ($2,000,000) or the actual average monthly balance of the Obligations (other than contingent reimbursement obligations owing to Lender under any outstanding L/Cs).

                                    (iv) Additional Interest Provisions for
                        LIBOR Based Loans.

                                                (A) Each LIBOR Based Loan must
                                    be for an integral multiple of One Million
                                    Dollars ($1,000,000), but not less than Two
                                    Million Dollars ($2,000,000). There may be only three (3) LIBOR Based Loans outstanding at any one time.

                                                (B) (1) LIBOR Based Loans shall
                                    be selected for a period of either a thirty
                                    (30) day, sixty (60) day, ninety (90) day or one hundred eighty (180) day duration, as the applicable Borrower may elect, during which the LIBOR Based Rate is applicable (a "LIBOR Interest Period"); provided, however:
                                    (x) if a LIBOR Interest Period would
                                    otherwise end on a day which shall not be a Good Business Day, such LIBOR Interest Period shall be extended to the next succeeding Good Business Day, unless such Good Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the immediately preceding Good Business Day subject to clause (z) below; (y) interest shall accrue from and including the first day of each LIBOR Interest Period, to, but excluding, the day on which such LIBOR Interest Period expires; and (z) with respect to any LIBOR Interest Period which begins on the last Good Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period), the LIBOR Interest Period shall end on the last Good Business Day of the applicable calendar month. Interest on a LIBOR Based Loan shall be due and payable in arrears on the first day of each calendar month, provided that all remaining accrued and unpaid interest on each LIBOR Based Loan must be repaid in full on the day the applicable LIBOR

                                    Interest Period expires. No LIBOR Interest
                                    Period may end after the Revolving Credit
                                    Maturity Date.

                                                (2) Subject to all of the terms
                                    and conditions applicable to a request that all or a portion of a new Revolving Credit Loan be a LIBOR Based Loan, the applicable Borrower may extend a LIBOR Based Loan as of the last day of its LIBOR Interest Period to a new LIBOR Based Loan or may convert all or a portion of the Prime Based Loans to a LIBOR Based Loan. If the applicable Borrower fails to notify Lender of the LIBOR Interest Period for a new, renewed or converted LIBOR Based Loan at least three (3) Good Business Days prior to the last day of the then current LIBOR Interest Period of an outstanding LIBOR Based Loan, then such outstanding LIBOR Based Loan shall become a Prime Based Loan at the end of the current LIBOR Interest Period for such outstanding LIBOR Based Loan and shall accrue interest accordingly.

                                                (C) The LIBOR Rate may be
                                    automatically adjusted by Lender on a
                                    prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including, but not limited to, changes in tax laws (except changes of general applicability in corporate income tax laws as they affect financial institutions) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor) that increase the cost to Lender of funding a LIBOR Based Loan. Lender shall promptly give Borrowers notice of such a determination and adjustment, which determination shall be prima facie evidence of the correctness of the fact and the amount of such adjustment.

                                                (D) In the event that a Borrower
                                    shall have requested the LIBOR Rate option and Lender shall have reasonably determined that Eurodollar deposits equal to the amount of the principal of the requested LIBOR Based Loan and for the LIBOR Interest Period specified are unavailable, impractical or unlawful, or that the rate based on the LIBOR Rate will not adequately and fairly reflect the cost of the LIBOR Based Rate applicable to the specified LIBOR Interest Period, of making or maintaining the principal amount of the requested LIBOR Based Loan specified by the applicable Borrower during the LIBOR Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the rate based on the LIBOR Rate applicable to the specified LIBOR Interest Period, Lender shall promptly give notice of such determination to the applicable Borrower that the rate based on the LIBOR Rate is not available. A determination by Lender hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (1) the right of any Borrower to select, convert to, or maintain a LIBOR Based Loan at the rate based on the LIBOR Rate shall be suspended until Lender shall have notified the applicable Borrower that such conditions shall have ceased to exist,
                                    (2) Lender shall use reasonable efforts to offer to the applicable Borrower a replacement index at a rate with a margin that gives Lender a comparable yield to the LIBOR Rate option, and (3) the LIBOR Based Loans subject to the requested LIBOR Rate option shall accrue interest at the Prime Based Rate.

                                                (E) In the event that, as a
                                    result of any changes in applicable law or regulation or the interpretation thereof, it becomes unlawful for Lender to maintain Eurodollar liabilities sufficient to fund any LIBOR Based Loan subject to the LIBOR Based Rate, then Lender shall immediately notify Borrowers thereof and Lender's obligation to make, convert to, or maintain a LIBOR Based Loan at the LIBOR Based Rate shall be suspended until such time as Lender may again cause the LIBOR Based Rate to be applicable to any LIBOR Based Loans and the LIBOR Based Loans subject to the LIBOR Based Rate shall accrue interest at the Prime Based Rate. Promptly after becoming aware that it is no longer unlawful for Lender to maintain such Eurodollar liabilities, Lender shall notify Borrowers thereof and such suspension shall cease to exist.

                                                (F) Each Borrower shall
                                    indemnify, defend and hold Lender harmless against any and all loss, liability, cost or expense Lender may sustain or incur as a consequence of (1) any failure of any Borrower to obtain, convert or extend any LIBOR Based Loan after notice thereof has been given to Lender or (2) any payment, prepayment (voluntary or otherwise), termination or conversion of a LIBOR Based Loan made for any reason on a date other than the last day of the applicable LIBOR Interest Period; provided, however, any Borrower may elect to require that Lender avoid the incurrence of any loss, liability, cost or expense pursuant to this clause (2) by notifying Lender to deposit any such payment or prepayment by any Borrower in a non-interest-bearing deposit account with Lender until the last day of the applicable LIBOR Interest Period. Borrowers shall pay to Lender the full amount payable under this subsection (F) on demand by Lender.

                                                (G) In the event that any
                                    present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law) imposes, modifies or deems applicable any reserve, special deposit, or other similar requirement with respect to LIBOR Based Loans, or commitments to make such loans or advances by Lender, and the result of any of the foregoing is to increase the costs of Lender, reduce the income receivable by or return on equity of Lender or impose any expense upon Lender with respect to any LIBOR Based Loans or commitments to make such loans, Lender shall so notify Borrowers in writing. Upon notice from Lender, Borrowers shall pay Lender the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense after presentation by Lender of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth Lender's calculation of the amount (in determining such amount, Lender may use any reasonable averaging and attribution methods), which statement shall be prima facie evidence of the correctness of the fact.

                                    (v) Requests for Loans. All requests by any
                        Borrower for a Prime Based Loan must be made by 1:00 p.m., Philadelphia time, on the date such requested Prime Based Loan is to be made. All requests by any Borrower for a LIBOR Based Loan (including renewals of existing LIBOR Based Loans or conversions from a Prime Based Loan), must be made by 1:00 p.m. Philadelphia time, three (3) Good Business Days prior to the date of such requested LIBOR Based Loan or conversion. Lender may require that any Borrower accompany any request for a LIBOR Based Loan or a Prime Based Loan with a written confirmation of such request (including the amount so requested) within one (1) Business Day after the date of such request.

                                    (vi) Limitation on LIBOR Based Loans. Upon
                        the occurrence of an Event of Default, Lender may, in its sole discretion, eliminate the availability of LIBOR Based Loans and convert all outstanding LIBOR Based Loans to Prime Based Loans.

                        (b) Conditional, Performance-Based Interest Rate. The
            LIBOR Based Rate and the Prime Based Rate each shall be subject to a one-time reduction of one-eighth of one (1/8) percentage point which shall apply if (i) Parent's audited financial statements for any fiscal year delivered to Lender pursuant to Section 6.4 hereof reflect that Parent and its Subsidiaries had positive Net Income for such fiscal year of at least Two Hundred Fifty Thousand Dollars ($250,000), (ii) no Event of Default exists and (iii) Borrowers had an aggregate average borrowing availability (excluding Eligible Investment Property) for the preceding ninety-day period of at least Four Million Dollars ($4,000,000).

                        (c) Default Rate. All Obligations (other than contingent
            reimbursement obligations owing to Lender under any outstanding L/Cs) shall bear interest at a rate equal to two (2) percentage points above the interest rate applicable to the respective Obligations from and after the occurrence and during the continuance of either of the following events (collectively, the "Default Pricing Events"): (i) an Event of Default; or (ii) an Overadvance. From and after the occurrence and during the continuance of a Default Pricing Event, the respective L/C fees provided in Section 2.2(c) each shall be increased by two percent (2%) per annum. A Default Pricing Event shall no longer be continuing from and after such time as (x) the Event of Default has been cured by Borrowers or waived by Lender or this Agreement has been amended to eliminate such Event of Default, in the case of a Default Pricing Event described in clause (i) of the first sentence of this Section 2.4(c), or (y) the Overadvance has been eliminated, in the case of a Default Pricing Event described in clause (ii) of this Section 2.4(c).

                        (d) Payments. Each Borrower hereby authorizes Lender, at
            its option, to charge all interest payable hereunder, all Lender Expenses and all fees payable under Section 2.7 hereof to Borrowers' Revolving Credit loan account, which amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                        (e) Continuation of Interest Charges. All contractual
            rates of interest chargeable on outstanding Revolving Credit Loans, regardless of the rate option, shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrences similar or dissimilar.

                        (f) Applicable Interest Limitations. In no contingency
            or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall in its sole discretion, apply and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

               2.5 Collections, Disbursements and Borrowing Availability. Each Borrower shall maintain one or more lockbox accounts (each a "Lockbox") with Lender or another depository institution acceptable to Lender ("Lender's Lockbox bank") and one or more non-interest bearing depository accounts (each a "Cash Collateral Account") with Lender or Lender's Lockbox bank subject to the provisions of this Section 2.5, and shall enter into one or more lockbox agreements with Lender or one or more tri-party lockbox agreements with Lender and Lender's Lockbox bank (the "Lockbox Agreements"), and such other agreements related thereto as Lender may require. All collections of Accounts shall be paid directly from Account Debtors into Lender's Lockbox from which collected funds shall be transferred to Lender's Cash Collateral Account, and from which funds shall be applied by Lender, daily, to reduce the outstanding Obligations under the Revolving Credit with future advances to be made by Lender under the conditions set forth in this Section 2.5. In the event that collections of Accounts and proceeds of other Collateral are received at any time by any Borrower, such collections shall be held in trust for the benefit of Lender and shall be remitted, in the form received, to Lender for deposit in the Cash Collateral Account immediately upon receipt by such Borrower. All funds transferred from the Cash Collateral Account shall, upon application to any Borrower's Obligations to Lender, reduce the Revolving Credit loan balance, but for the purpose of calculating interest, shall be subject to a one (1) Business Day clearance period from the time such funds are transferred from the Cash Collateral Account. No Borrower shall have a right of access to or withdrawal from the Lockbox or Lender's Cash Collateral Account. At any time prior to the occurrence of an Event of Default, if no Revolving Credit Loans are outstanding, funds received in the Cash Collateral Account shall be transferred to Borrowers' operating account with Lender. Anything to the contrary contained herein notwithstanding, any wire transfer, check, or other item of payment received by Lender after 1:00 p.m. Philadelphia time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. All returned or dishonored checks shall be debited from such Borrower's operating account as of the date of receipt and deemed a Revolving Credit Loan as of such date.

               2.6 Statements of Obligations. Lender shall render to Borrowers monthly statements of the Obligations, including principal, interest, fees, and Lender Expenses owing, and, absent manifest error, such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender unless, within sixty (60) days after receipt thereof by Borrowers, Borrowers deliver to Lender by registered or certified mail at its address specified in Section 12, written objection thereto describing the error or errors contained in any such statements.

               2.7 Fees. Borrowers shall pay to Lender the following fees:

                        (a) Closing Fee. A one-time closing fee of One Hundred
            Thousand Dollars ($100,000). Lender acknowledges prior receipt of one-half of such fee from Borrowers in connection with the acceptance of Lender's commitment letter dated October 28, 1998 respecting the financing contemplated hereunder. Borrowers shall pay the remaining half of such fee on the first anniversary of the date of this Agreement or upon the earlier termination of this Agreement.

                        (b) Unused Line Fee. On the first Business Day of each
            calendar month during the term of this Agreement, a fee, in respect of the Revolving Credit, in an amount equal to the sum of (i) three-eighths percent (0.375%) per annum times the first Five Million Dollars ($5,000,000) of the Average Unused Portion of the Maximum Amount for the immediately preceding month and (ii) one-half percent (0.50%) per annum times the remainder of the Average Unused Portion of the Maximum Amount for such preceding month.

                        (c) Field Examination Fees. Lender's customary fee of
            Six Hundred Seventy-Five Dollars ($675) per day per examiner, plus out-of-pocket expenses for each field examination of Borrowers performed by Lender or its agents.

            3. CONDITIONS TO EFFECTIVENESS: TERM OF AGREEMENT

               3.1 Conditions Precedent to Initial Advance or L/C. The obligation of Lender to make the initial Revolving Credit Loan or provide the initial L/C hereunder is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions on or before the Closing Date.

                        (a) the Closing Date shall occur on or before December
            11, 1998;

                        (b) Lender shall have received UCC search reports
            reflecting the filing of its UCC-1 Financing Statements with the California Secretary of State's Office, and with such other filing offices as Lender may deem necessary or advisable, and indicating that Lender has a first priority security interest in all of the Collateral consisting of personal property;

                        (c) Lender shall have received copies of each Borrower's
            and Parent's Articles of Incorporation and By-laws, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower or Parent;

                        (d) Lender shall have received a certificate of
            corporate status with respect to each Borrower and Parent, dated within ten (10) days of the Closing Date, issued by the Secretary of State of the state of incorporation of such Borrower and Parent, which certificate shall indicate that such Borrower and Parent is in good standing in such state;

                        (e) Lender shall have received a certificate from the
            Secretary of each Borrower and Parent attesting to the resolutions of each Borrower's and Parent's Board of Directors authorizing such Borrower's or Parent's execution and delivery of this Agreement and the other Loan Documents to which such Borrower or Parent is a party and authorizing specific officers of such Borrower and Parent to execute such documents;

                        (f) Lender shall have received certificates of corporate
            status with respect to each Borrower and Parent, each dated within ten (10) days of the Closing Date, such certificates to be issued by the Secretary of State of the states in which such Borrower's or Parent's failure to be duly qualified or licensed as a foreign corporation would have a material adverse effect on the financial condition or assets of such Borrower or Parent, which certificates shall indicate that such Borrower or Parent is in good standing as a foreign corporation in such states;

                        (g) Lender shall have received the insurance
            certificates and certified copies of policies required by Section
            6.10 hereof, along with a 438BFU lender's loss payable endorsement, all in form and substance satisfactory to Lender and its counsel;

                        (h) Lender shall have received each of the following
            documents, duly executed, and each such document shall be in full force and effect:

                                    (1) this Agreement;

                                    (2) the Lockbox Agreement (and Borrowers'
                        main operating deposit account shall have been established with Lender);

                                    (3) the Revolving Credit Note executed by
                        PIA;

                                    (4) the Revolving Credit Note executed by
                        Retail Resources;

                                    (5) the Guaranty executed by Parent;

                                    (6) the Guaranty executed by PIA;

                                    (7) the Guaranty executed by Retail
                        Resources;

                                    (8) the Guaranty executed by Pivotal Sales
                        Company, Inc.;

                                    (9) the Guaranty executed by PIA
                        Merchandising, Ltd. and

                                    (10) such control agreements, pledge
                        agreements, security agreements or other agreements as Lender may require to create or perfect its security interest in the Eligible Investment Property.

                        (i) Lender shall have received a landlord waiver from
            the lessor of PIA's and Parent's facility located at 19900 MacArthur Boulevard, Suite 900, Irvine, California 92612;

                        (j) Lender shall have received an opinion of counsel to
            Borrowers and each Guarantor in form and substance satisfactory to Lender and its counsel in their sole discretion;

                        (k) the Excess Availability as determined by Lender, as
            of the Closing Date, shall be not less than Four Million Dollars ($4,000,000) after giving effect to the initial Revolving Credit Loan made or to be made and L/Cs issued or to be issued and to all Lender Expenses incurred in connection with the initial transactions hereunder, and excluding cash and cash equivalents;

                        (l) Borrowers shall have aggregate cash and cash
            equivalents of not less than Seven Million Five Hundred Thousand Dollars ($7,500,000);

                        (m) Lender shall have received such financial
            statements, reports, certifications and other operational information required to be delivered hereunder, including, without limitation, an initial Borrowing Base Certificate calculating the Borrowing Base;

                        (n) Lender shall have received a certification by an
            officer of each Borrower that (i) there has not occurred any material adverse change in the operations, condition (financial or otherwise) or business prospects of such Borrower from the information presented to Lender on Parent and its Subsidiaries' financial statements dated June 30, 1998 and projected through December 31, 2001; (ii) all representations and warranties of such Borrower contained herein are true and correct as of the Closing Date; (iii) no Event of Default, or event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, has occurred; and (iv) all of the other conditions specified in
            Section 3 of this Agreement have been fulfilled;

                        (o) Lender shall have received payment by Borrowers of
            all fees required to be paid to Lender prior to the Closing Date and of all Lender Expenses associated with the Revolving Credit Loans incurred prior to the Closing Date;

                        (p) Lender shall have conducted and been satisfied with
            the results of its "take-over" field examination;

                        (q) Lender shall have received satisfactory reference
            checks with respect to each Borrower, Parent and their management;

                        (r) Lender shall have received and been satisfied with
            its review of (i) the audited financial statements for Parent and its Subsidiaries' fiscal year ended on December 31, 1997, which audited financial statements shall have been prepared by an accounting firm acceptable to Lender, and (ii) Parent and its Subsidiaries' most recent consolidated projections, which shall have included balance sheets, profit and loss statements, cash receipts and disbursements and borrowing availability prepared on a monthly basis, and the foregoing items shall not have revealed the occurrence of any material adverse change in the financial condition of such Borrower;

                        (s) Lender shall have received satisfactory consolidated
            projections for Parent's and its Subsidiaries' 1999 fiscal year of the type described in Section 6.15; and

                        (t) all other documents and legal matters in connection
            with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender and its counsel.

               3.2 Conditions Precedent to All Loans and L/Cs. The following shall be conditions precedent to all Revolving Credit Loans and L/Cs hereunder:

                        (a) the representations and warranties contained in this
            Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such Revolving Credit Loan or L/C, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                        (b) no Event of Default or event which with the giving
            of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of such Revolving Credit Loan or L/C, nor shall either result from the making thereof; and

                        (c) no injunction, writ, restraining order, or other
            order of any nature prohibiting, directly or indirectly, the making of such Revolving Credit Loan or the issuance of such L/C shall have been issued and remain in force by any governmental authority against any Borrower, Lender, or any of their affiliates.

               3.3 Term; Automatic Renewal. The term ("Initial Term") of the Revolving Credit shall expire on the Revolving Credit Maturity Date. On such date, all of the outstanding Obligations under the Revolving Credit, unless having been sooner demanded by Lender pursuant to the terms hereof or of the Revolving Credit Notes, shall be due and payable in full and after which due date no further advances or extensions of credit shall be available from Lender. The Revolving Credit shall nonetheless automatically renew for one (1) year from the expiration of the Initial Term and from year to year thereafter unless (i) Borrowers or Lender (each in their respective sole discretion) notifies the other in writing of the termination of the Revolving Credit at least ninety (90) days prior to the end of the then current term; or (ii) an Event of Default or event which, with the passage of time or giving of notice, or both, would become an Event of Default hereunder has occurred and is continuing.

               3.4 Effect of Termination. On the date of termination, all Obligations (including contingent reimbursement obligations under any outstanding L/Cs) shall become immediately due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge any Borrower of such Borrower's duties, Obligations, or covenants hereunder, and Lender's continuing security interest in the Collateral shall remain in effect until all Obligations have been fully discharged and Lender's obligation to provide advances hereunder is terminated. If Borrowers have sent a notice of termination pursuant to the provisions of Section 3.3, but fail to pay all Obligations as of the date set forth in such notice, then Lender may, but shall not be required to, renew this Agreement for an additional term of one (1) year.

               3.5 Early Termination by Borrowers. Notwithstanding the provisions of Section 3.3 that allow termination of this Agreement by Borrowers only on the Revolving Credit Maturity Date and certain anniversaries thereof, Borrowers (collectively and not separately) have the option, upon ninety (90) days prior written notice to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations, (including any contingent reimbursement obligations of Lender under any L/Cs), together with a premium (the "Early Termination Premium") equal to the following percentage of the total committed credit facilities hereunder (i.e., $20,000,000) at the time of early termination:

                                             Percentage of Total
     Date of Termination                     Committed Credit Facilities
     -------------------                     ---------------------------
     1.    Prior to the first                           1.0%
           anniversary of the date of
           this Agreement

     2.    After the first anniversary                  0.50%
           of the date of this
           Agreement


provided, however, Borrowers shall not be obligated to pay any Early Termination Premium to Lender in connection with a refinancing of the Obligations by the Middle Market Banking Department of either Mellon Bank, N.A. or Mellon 1st Business Bank occurring after the eighteenth (18th) month of the term of this Agreement; provided, further, however, if any Borrower subsequently terminates its credit facilities with the Middle Market Banking Department of either Mellon Bank, N.A. or Mellon 1st Business Bank prior to the Revolving Credit Maturity Date, Borrowers shall be obligated to pay an Early Termination Premium to the Middle Market Banking Department of Mellon Bank, N.A. or Mellon 1st Business Bank, as applicable, in accordance with the premium schedule set forth above.

               3.6 Termination Upon Event of Default. If Lender terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers shall pay to Lender upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Lender as the result of the early termination, and each Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.6 shall be deemed included in the Obligations.

            4. CREATION OF SECURITY INTEREST

               4.1 Grant of Security Interest. Each Borrower hereby grants to Lender a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by each Borrower of each of its covenants and duties under the Loan Documents. Lender's security interest in the Collateral shall attach to all Collateral without further act on the part of Lender or any Borrower.

               4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, such Borrower shall, immediately upon the request of Lender, endorse and assign such Negotiable Collateral to Lender, deliver physical possession of such Negotiable Collateral to Lender and/or take such action as Lender shall require to permit Lender to exercise control over intangible Negotiable Collateral.

               4.3 Collection of Accounts, General Intangibles, Negotiable Collateral. At any time, Lender or Lender's designee may: (a) upon an Event of Default, notify customers or Account Debtors of any Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Lender or that Lender has a security interest therein; (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to Borrowers' loan account. Each Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any cash receipts, checks, and other items of payment that it receives on account of the Accounts, General Intangibles, or Negotiable Collateral and immediately will deliver such cash receipts, checks, and other items of payment to Lender in their original form as received by such Borrower.

               4.4 Delivery of Additional Documentation Required. Each Borrower shall execute and deliver to Lender, prior to or concurrently with Borrowers' execution and delivery of this Agreement and at any time thereafter at the request of Lender, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender's security interests in the Collateral and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.

               4.5 Power of Attorney. Each Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as such Borrower's true and lawful attorney, with power to: (a) sign the name of such Borrower on any of the documents described in Section 4.4 or on any other similar documents to be executed, recorded, or filed in order to perfect or continue perfected Lender's security interest in the Collateral; (b) sign such Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse such Borrower's name on any checks, notices, acceptances, money orders, drafts, or other items of payment or security that may come into Lender's possession; (e) at any time that an Event of Default has occurred, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, to receive and open all mail addressed to such Borrower, and to retain all mail relating to the Collateral and forward copies of all returned mail and originals of all other mail to such Borrower; (f) at any time that an Event of Default has occurred or Lender deems itself insecure, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (g) at any time that an Event of Default has occurred or Lender deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases which Lender determines to be necessary. The appointment of Lender as such Borrower's attorney, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lenders obligation to provide advances hereunder is terminated.

            5. REPRESENTATIONS AND WARRANTIES

            Each Borrower represents and warrants to Lender as follows:

               5.1 No Prior Encumbrances. Each Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances except for Permitted Liens.

               5.2 Eligible Accounts. The Eligible Accounts are, and at all times, hereafter shall be, bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of such Borrower's business, unconditionally owed to such Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. No Borrower has, and at all times hereafter, shall not have, received notice of actual or imminent bankruptcy, insolvency or of a material adverse change in the financial condition of any Account Debtor at the time an Account due from such Account Debtor is created.

               5.3 Intentionally Deleted.

               5.4 Location of Inventory and Equipment. The Inventory and Equipment are not now and shall not at any time hereafter be stored with a bailee, warehouseman, or similar party without prior notice to and the written consent of Lender. Except as provided in the preceding sentence, and except for laptop computers removed from such locations by employees of Borrowers for use at home or on travel in the ordinary course of business, Borrowers shall keep the Inventory and Equipment only at the locations listed on Schedule 5.4 hereto.

               5.5 Inventory Records. Each Borrower now keeps, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and such Borrower's cost therefor.

               5.6 Location of Chief Executive Office. The chief executive office of each Borrower is located at the address indicated in the introduction to this Agreement and each Borrower covenants and agrees that it will not, without thirty (30) days prior written notification to Lender, relocate such chief executive office.

               5.7 Due Authorization and Qualification; Subsidiaries. Each Borrower is and shall at all times hereafter be duly organized and existing and in good standing under the laws of the State of California and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except to the extent that the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect. Schedule 5.7, as such Schedule hereafter may be amended from time to time to reflect future acquired or created Subsidiaries, sets forth a complete and correct list of the Parent and its Subsidiaries, indicating in each case the outstanding capital stock of such Subsidiary and the holder of such capital stock.

               5.8 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within each Borrower's and Parent's corporate powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in such Borrower's or Parent's Articles of Incorporation, or By-laws, nor will they constitute an event of default under any material agreement to which any Borrower or Parent is a party or by which its assets or properties may be bound.

               5.9 Litigation. Except as disclosed on Schedule 5.9, there are no actions or proceedings pending by or against any Borrower or Parent or any of its Subsidiaries before any court or administrative agency and Borrowers do not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Borrower or Parent or any of its Subsidiaries or any Guarantor of the Obligations, except for ongoing collection matters in which a Borrower is the plaintiff.

               5.10 No Material Adverse Change in Financial Condition. All financial statements relating to Parent and its Subsidiaries, including any Borrower that have been or may hereafter be delivered to Lender have been prepared in accordance with GAAP and fairly present Parent and its Subsidiaries' consolidated financial condition as of the date thereof and Parent and its Subsidiaries' consolidated results of operations for the period then ended. There has not been a material adverse change in the financial condition of Parent and its Subsidiaries, including any Borrower since the date of the latest financial statements submitted to Lender on or before the Closing Date.

               5.11 Solvency. Each Borrower's assets at a fair valuation exceed the amount of all of its debts at a fair valuation, and each Borrower is able to pay all of its debts (including trade debts and contingent liabilities) as they become due, and each Borrower has sufficient capital to conduct its business.

               5.12 ERISA.

                        (a) No Borrower has engaged in any transaction in
            connection with which such Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to
            Section 502(i) of ERISA or a tax imposed by Section 4975 of the I.R. Code, including any accumulated funding deficiency described in Section 5.12(c) hereof and any deficiency with respect to vested accrued benefits described in Section 5.12(d) hereof.

                        (b) No liability to the PBGC has been or is expected by
            any Borrower to be incurred with respect to any employee pension benefit plan of any Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of any Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the PBGC.

                        (c) Full payment has been made of all amounts which any
            Borrower or any of its ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the I.R. Code to have paid under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the I.R. Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 5.12(a) hereof and any deficiency with respect to vested accrued benefits described in Section 5.12(d) hereof.

                        (d) The current value of all vested accrued benefits
            under all employee pension benefit plans maintained by any Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 5.12(a) hereof and any accumulated funding deficiency described in Section 5.12(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

                        (e) Except as set forth in Schedule 5.12(e) attached
            hereto, neither any of the Borrowers nor any of the ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

               5.13 Environmental Condition.

                        (a) Except as set forth on Schedule 5.13 hereto, no
            Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises

            (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, and the operations of each Borrower complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

                        (b) Except as set forth on Schedule 5.13 hereto, there
            has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrowers' knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which any Borrower has transported, stored or disposed of any Hazardous Materials.

                        (c) No Borrower has material liability (contingent or
            otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                        (d) Each Borrower has all licenses, permits,
            certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

               5.14 Patents, Copyrights and Trademarks. All of each Borrower's registered trademarks and copyrights and issued or applied for patents are listed in Schedule 5.14 hereto, if attached.

               5.15 Reliance by Lender; Cumulative. Each warranty and representation contained in this Agreement shall be automatically deemed repeated with each advance or issuance of an L/C and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that any Borrower shall now or hereinafter give, or cause to be given, to Lender.

               5.16 Governmental Consent. Neither the nature of any Borrower or such Borrower's business, assets or properties, nor any relationship between any Borrower and any third party, nor any circumstance affecting any Borrower in connection with this Agreement is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of such Borrower in conjunction with the execution and delivery of this Agreement or the other Loan Documents.

               5.17 Taxes. All tax returns required to be filed by Parent and its Subsidiaries, including each Borrower in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon Parent and its Subsidiaries, including each Borrower, or upon any of any of their assets, property, income or franchises, which are due and payable have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP. Parent and Borrowers are not aware of any proposed additional tax assessment or tax to be assessed against or applicable to Parent and its Subsidiaries, including any Borrower.

               5.18 Financial Statements. The audited financial statements for Parent's fiscal year ended December 31, 1997 previously delivered to Lender, were prepared in accordance with GAAP, and present fairly the financial position of Parent and its Subsidiaries as of such date and the results of Parent's and its Subsidiaries' operations for such period. The fiscal year and each fiscal quarter of Parent and its Subsidiaries is as set forth in Schedule 5.18 attached hereto. The federal tax identification number of PIA is 95-4001109; the federal tax identification number of Retail Resources is 95- 4236931; and the federal tax identification number of Parent is 33-0684451.

               5.19 Full Disclosure. Neither the financial statements referred to in Section 5.18, nor this Agreement or the other Loan Documents or any written statement furnished by any Borrower or Parent to Lender in connection with the negotiation hereof and contained in any financial statements or documents relating to the Collateral contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein in light of the circumstances when made not misleading. There is no fact known to any executive officer of any Borrower which such Borrower has not disclosed to Lender in writing, which materially affects adversely or may materially affect adversely the assets, properties, business or financial condition or the ability of such Borrower to perform under this Agreement.

               5.20 Guarantees, Contracts, etc.

                        (a) No Borrower or Parent owns or holds any equity or
            long term debt investments in, have any outstanding advances to, has any outstanding guarantees for the obligations of, or has any outstanding borrowings from, any third party except as described in
            Schedule 5.20, attached hereto;

                        (b) No Borrower is a party to any contract or agreement,
            or subject to any charter or other corporate restriction, which presently materially and adversely affects its business;

                        (c) Except as otherwise specifically provided in this
            Agreement, no Borrower has agreed or consented to cause or permit any of its assets or properties whether now owned or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise), to a lien or security interest not permitted by this Agreement;

               5.21 Government Regulations, etc.

                        (a) The use of the proceeds of the Loans and Borrowers'
            issuance of the Revolving Credit Notes will not directly or indirectly violate or result in a violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Except as disclosed to lender in connection with any Permitted Acquisition, no Borrower owns or intends to carry or purchase any "margin security" within the meaning of such Regulations;

                        (b) Each Borrower has obtained all licenses, permits,
            franchises or other authorizations necessary to the ownership of its assets and properties and to the conduct of its business, which violation or failure to obtain is reasonably likely to materially adversely affect the business, assets, properties or financial condition of such Borrower or the ability of such Borrower to perform under this Agreement;

                        (c) No Borrower is in violation of any applicable
            statute,
            regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which is reasonably likely to materially and adversely affect the business, assets, properties, or financial condition of such Borrower or the ability of such Borrower to perform under this Agreement;

                        (d) Each Borrower and Parent are current with all
            reports and documents required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commission;

               5.22 Business Interruptions. Within five (5) years prior to the date hereof, neither the business, assets, properties or operations of any Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America or any state, or local government, or any political subdivision or agency thereof, directed against any Borrower. To any Borrower's knowledge, there are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances affecting the business being operated by any Borrower;

               5.23 Names. Within five (5) years prior to the Closing Date, neither any Borrower nor any predecessor into or with which any Borrower has merged or consolidated, has conducted business under or used any other name (whether corporate or assumed) except for the names shown on Schedule 5.23 attached hereto. Borrowers are the sole owners of all names listed on such
Schedule 5.23, and any and all business conducted and all invoices issued in such trade names are such Borrower's sales, business and invoices;

               5.24 Other Associations. Neither Parent nor any Borrower is engaged in any joint venture or partnership with any third person except as described on Schedule 5.24 hereto;

               5.25 Regulation O. No director, executive officer or principal shareholder of any Borrower or of Parent is a director, executive officer or principal shareholder of Lender. For the purposes hereof, the terms "director" (when used with reference to Lender), executive officer" and "principal shareholder" have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

               5.26 Capital Stock. As of the date hereof, the authorized and outstanding capital stock of each Borrower is as set forth on Schedule 5.26 attached hereto. All such capital stock of each Borrower has been duly and validly authorized and issued and is fully paid and nonassessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of all regulatory bodies thereto governing the sale and delivery of securities. Except for the rights, obligations and transactions set forth in Schedule 5.26, as of the date hereof, there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which any Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its capital stock or any pre-emptive rights held by any person with respect to the shares of capital stock of such Borrower. Further, as of the date hereof, no Borrower has issued any securities convertible into or exchangeable for shares of its capital stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares except as set forth on Schedule 5.26.

               5.27 Year 2000 Compliance. Each Borrower and Parent have performed all acts reasonably necessary to ensure that (a) such Borrower and Parent and any business in which such Borrower or Parent holds a substantial interest, and (b) all customers, suppliers and vendors that are material to such Borrower's business, become Year 2000 Compliant in a timely manner. Such acts have included, without limitation, performing comprehensive review and assessment of all of each Borrower's and Parent's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used herein, the term "Year 2000 Compliant" means, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000.

               5.28 Financing Statements. Except for those set forth in Schedule P-1 attached hereto, no Borrower or Guarantor has executed any Uniform Commercial Code financing statements.

            6. AFFIRMATIVE COVENANTS

            Each Borrower and Parent, as applicable, covenant and agree that, so long as any credit hereunder shall be available and until payment in full of the Obligations, and unless Lender shall otherwise consent in writing, each Borrower and Parent, as applicable, shall do all of the following:

               6.1 Accounting System. Parent and each Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as from time to time may be requested by Lender. Each Borrower also shall keep proper books of account showing all sales, claims, and allowances on its Inventory.

               6.2 Collateral Reports. Each Borrower shall deliver to Lender, no later than fifteen (15) Business Days after the end of each fiscal month until January 31, 1999, and thereafter, no later than fifteen (15) calendar days after the end of each month, a detailed aging, by total, of its Accounts and a summary aging, by vendor, of all accounts payable. Each Borrower shall deliver to Lender, at least weekly by the second Business Day of the succeeding week, reports of collections with respect to its Accounts. Each Borrower also shall deliver to Lender, no later than seven (7) Business Days after the end of each month, monthly reports of sales, credit adjustments and all other information pertaining to current balances with respect to its Accounts, all in a form satisfactory to Lender. At its option after January 1, 1999, Lender may require weekly reporting of all of the information respecting the Accounts described in the immediately preceding sentence. Upon the occurrence of an Event of Default, original sales invoices evidencing daily sales shall be mailed by each Borrower to each Account Debtor with a copy to Lender, and, at Lender's direction, the invoices shall indicate on their face that the Account has been assigned to Lender and that all payments are to be made directly to Lender.

               6.3 Schedules of Accounts. With such regularity as Lender shall require, Borrowers shall provide Lender with schedules describing all Accounts. Lender's failure to request such schedules or any Borrower's failure to execute and deliver such schedules shall not affect or limit Lender's security interest or other rights in and to the Accounts.

               6.4 Financial Statements, Reports, Certificates. Parent and Borrowers agree to deliver to Lender: (a) as soon as available, but in any event before the last day of the immediately subsequent fiscal month after the end of each fiscal month during each of Parent's and its Subsidiaries' fiscal years, a company-prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering Parent's and its Subsidiaries' consolidated operations during such period, prepared in accordance with GAAP and compared to Borrowers' projections and to Parent's and its Subsidiaries' prior fiscal year on a month-to-date and year-to-date basis; (b) as soon as available, but in any event within ninety (90) days after the end of each of Parent's and its Subsidiaries' fiscal years, consolidated and consolidating financial statements of

Parent and its Subsidiaries for each such fiscal year, audited by a "big five firm" or such other independent certified public accountants acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any event or condition constituting an Event of Default, unless such certification is included within the audited financial statements. Such audited financial statements shall include a consolidated and consolidating balance sheet, profit and loss statement, and cash flow statement, and such accountants' opinion letter and letter to management. Borrowers and Parent shall issue written instructions to their independent certified public accountants, authorizing them to communicate with Lender and to release to Lender whatever financial information concerning any Borrower or Parent and its Subsidiaries that Lender may request, provided, Lender shall attempt to first obtain any such information directly from Borrowers and Parent.

            Within thirty (30) days after the end of each fiscal month, each Borrower and Parent shall deliver to Lender a certificate signed by its chief financial officer, substantially in the form of Exhibit 6.4 hereto, to the effect that: (a) all reports, statements, or computer prepared information of any kind or nature delivered or caused to be delivered to Lender hereunder have been prepared in accordance with GAAP and fully and fairly present the consolidated financial condition of Parent and its Subsidiaries; (b) such Borrower and Parent are in timely compliance with all representations, warranties, and covenants hereunder (including all of the financial covenants set forth in Section 6.12, as to which such certificate shall demonstrate such compliance); and (c) on the date of delivery of such certificate to Lender there does not exist any condition or event which constitutes an Event of Default.

            Each Borrower and Parent hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Lender, at Borrowers' expense, copies of such Borrower's and Parent's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Lender any information they may have regarding such Borrower's business affairs and financial conditions; provided, Lender shall attempt to obtain any such information directly from such Borrower or Parent.

               6.5 Tax Returns. Borrowers and Parent agree to deliver to Lender copies of each of Parent's consolidated future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.

               6.6 Disputes and Claims. Each Borrower shall report promptly to Lender all disputes and claims by such Borrower's Account Debtors involving an amount in excess of $100,000 individually or $250,000 in the aggregate.

               6.7 Title to Equipment. Upon Lender's request, Borrowers shall immediately deliver to Lender, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to, any items of Equipment.

               6.8 Maintenance of Equipment. Each Borrower shall keep and maintain its Equipment in good operating condition and repair, and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. No Borrower shall permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

               6.9 Taxes. All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Parent and its Subsidiaries or any of their properties have been paid, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period. Parent and its Subsidiaries shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required by law, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof. Parent and its Subsidiaries will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., State disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Parent and its Subsidiaries have made such payments or deposits.

               6.10 Insurance.

                        (a) Each Borrower, at its expense, shall keep the
            Collateral insured against loss or damage by fire, flood (if Borrower's facilities are located in a flood plain), theft, explosion, sprinklers, and all other hazards and risks. Each Borrower also shall maintain business interruption, public liability, product liability and property damage insurance relating to such Borrower's ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                        (b) All such policies of insurance shall be in such
            form, with such companies, and in such amounts as may be satisfactory to Lender. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement and mortgagee endorsement, or equivalent endorsements in a form satisfactory to Lender, showing Lender as sole loss payee thereof, and shall contain a waiver of warranties, and shall specify that the insurer must give at least ten (10) days prior written notice to Lender before canceling its policy for any reason. Each Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payment of all premiums therefor. All proceeds payable under any such policy shall be payable to Lender to be applied on account of the Obligations.

               6.11 Lender Expenses. Borrowers shall immediately and without demand reimburse Lender for all sums expended by Lender which constitute Lender Expenses, and each Borrower hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses.

               6.12 Financial Covenants. Parent and its Subsidiaries shall comply with each of the following financial covenants:

                        (a) Current Ratio. At all times during the period
            commencing on the Closing Date and ending on December 31, 1998, Parent and its Subsidiaries shall maintain a ratio of Current Assets to Current Liabilities of not less than 1.8 to 1.0, and at all times from and after January 1, 1999, Parent and its Subsidiaries shall maintain a ratio of Current Assets to Current Liabilities of not less than 2.0 to 1.0;

                        (b) Total Liabilities to Tangible Net Worth Ratio. At
            all times, Parent and its Subsidiaries shall maintain a ratio of total liabilities to Tangible Net Worth of not more than 1.0 to 1.0;

                        (c) Net Income. Commencing with Parent's and its
            Subsidiaries' fiscal year ending January 1, 1999, Parent and its Subsidiaries shall achieve annual Net Income of not less than the correlative amounts set forth below for the fiscal years indicated:

            Fiscal Year Ended                       Minimum Net Income
            -----------------                       ------------------
            1/1/99                                     ($4,500,000)

            12/31/99                                     ($500,000)

            12/29/00                                    $2,000,000

            12/28/01                                    $2,000,000;

                        (d) Tangible Net Worth. At all times, Parent and its
            Subsidiaries shall maintain or achieve Tangible Net Worth of not less than the correlative amounts set forth below as of the dates indicated:

            Date                                  Minimum Tangible Net Worth
            ----                                  --------------------------
            1/1/99                                        $13,935,000

            4/2/99                                        $12,435,000

            7/2/99                                        $12,935,000

            10/1/99                                       $13,435,000

            12/31/99                                      $13,435,000

            3/31/00                                       $12,435,000

            6/30/00                                       $11,995,000

            9/29/00                                       $14,435,000

            12/29/00                                      $15,435,000

            3/30/01                                       $14,435,000

            6/29/01                                       $14,435,000

            9/28/01                                       $16,435,000

            12/28/01                                      $17,435,000

            Additionally, at all times, each Borrower shall have a Net Worth not less than zero.

                        (e) Working Capital. At all times during each of the
            periods indicated below, Parent and its Subsidiaries shall maintain or achieve Working Capital of not less than the correlative amounts set forth below for such periods:

                  Period                         Minimum Working Capital
                  ------                         -----------------------
            Closing Date through
            January 1, 1999                            $ 8,500,000

            Fiscal Year 1999                           $ 9,500,000

            Fiscal Year 2000                           $11,650,000

            Fiscal Year 2001                           $15,575,000.

                        (f) Book Net Worth of Retail Resources. At all times,
            Retail Resources shall maintain a book net worth of not less than negative $880,000.

Lender shall test compliance with each of the foregoing financial covenants on a quarterly basis (i.e., as of the last day of each fiscal quarter), except for the Net Income covenant set forth in clause (c) above, as to which covenant Lender shall test compliance on an annual basis (i.e., for the fiscal years indicated).

               6.13 No Setoffs or Counterclaims. All payments hereunder and under the other Loan Documents made by or on behalf of any Borrower shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, State or local taxes.

               6.14 Compliance with Laws, Regulations, Etc.

                        (a) Each Borrower shall, at all times, comply in all
            material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including, without limitation, the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Hazard Act of

            1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

                        (b) Each Borrower shall establish and maintain, at its
            expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of such Borrower who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by each Borrower to Lender. Each Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

                        (c) Each Borrower shall give both oral and written
            notice to Lender immediately upon such Borrower's receipt of any notice of, or any Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter which affects any Borrower or its business, operations or assets or any properties at which any Borrower transported, stored or disposed of any Hazardous Materials.

                        (d) Without limiting the generality of the foregoing,
            whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower in order to avoid any material non-compliance, with any Environmental Law, such Borrower shall, at Lender's request and such Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where such Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's response thereto or the estimate costs thereof, shall change in any material respect.

                        (e) Each Borrower shall indemnify and hold harmless
            Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 6.14 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

               6.15 Projections. No later than 30 days prior to the end of each of Parent's and its Subsidiaries' fiscal years, beginning with fiscal year 1999, each Borrower shall provide to Lender, in form and substance satisfactory to Lender, projections of the upcoming year's profit and loss, balance sheet, cash flow and availability, all on a monthly basis. On or before the Closing Date, each Borrower shall provide to Lender, in form and substance satisfactory to Lender, projections of fiscal year 1999's profit and loss, balance sheet, cash flow and availability, all on a quarterly basis.

               6.16 Bank Accounts. Each Borrower shall maintain its main disbursement deposit account and all of each Borrower's other depository accounts with Lender.

               6.17 Use of Lender's Name. No Borrower may use Lender's name (or the name of any of Lender's affiliates) in connection with any of its business operations. Nothing herein contained is intended to permit or authorize any Borrower to make any contract on behalf of Lender.

               6.18 Miscellaneous Covenants.

                        (a) No Borrower may become or be a party to any contract
            or agreement which impairs any Borrower's ability to perform under this Agreement or under any other instrument, agreement or document to which any Borrower is a party or by which it is or may be bound; and

                        (b) No Borrower or Parent may carry or purchase any
            "margin security" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

               6.19 Notice of Event of Default. Within two (2) Business Days of becoming aware of the existence of any condition or event which constitutes an Event of Default under this Agreement, or which with the passage of time or the giving of notice, or both, could become an Event of Default hereunder, Borrowers shall provide Lender with a written notice specifying the nature and period of existence thereof and what action Borrowers have taken or propose to take with respect thereto.

               6.20 Notice of Claimed Default. Within two (2) Business Days of receipt thereof by any Borrower, such Borrower shall provide Lender with a copy of any notice of default given to such Borrower by any creditor for borrowed money of such Borrower for an amount in excess of $100,000 individually, or for all such defaults if such defaults exceed $500,000 in the aggregate during any fiscal year.

               6.21 Material Adverse Developments. Promptly upon becoming aware of any development or other information outside the ordinary course of business and excluding matters of a general economic, financial or political nature which is reasonably likely to materially and adversely affect the assets, properties, businesses, prospects, or financial condition of any Borrower, or the Collateral, or the ability of any Borrower, to perform under this Agreement, Borrowers shall give to Lender telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof transmitted to Lender on the same day such verbal communication is made.

               6.22 Corporate Meeting Minutes. Upon request, Parent and each Borrower shall provide Lender with a copy of the minutes of each meeting of the board of directors of such Parent or Borrower.

               6.23 Information to Participant. Lender may divulge to any participant or prospective participant it may obtain in the Obligations, or any portion thereof, all financial and other information concerning Parent and its Subsidiaries, and furnish to such participant copies of reports, financial statements, certificates, and documents obtained under any provision of this Agreement; provided however that any potential participant agrees to hold in confidence all confidential information or proprietary information provided to it by any Borrower or Lender except (a) to the extent that the production of such information is required pursuant to any statute, ordinance, regulation, rule or order or any subpoena or any governmental inquiry or by reason of any bank regulation in connection with any bank examination, and (b) such potential participant shall not be prohibited from disclosing any such information to any of its agents, officers, employees, attorneys, accountants, or consultants, who shall be informed of this provision.

               6.24 Year 2000 Compliance. Each Borrower agrees to perform all acts reasonably necessary to ensure that (a) such Borrower and any business in which such Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to such Borrower's business, become Year 2000 Compliant (as such term is defined in Section 5.27 above) in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of such Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. Each Borrower shall, immediately upon Lender's request, provide Lender such certifications or other evidence of such Borrower's compliance with the terms of this Section 6.24 as Lender may from time to time require.

               6.25 Additional Landlord Waivers. In addition to obtaining the landlord waiver for Borrower's Irvine facility required under Section 3.1(i) as a [CONDITION PRECEDENT] to the effectiveness of this Agreement, Borrowers shall obtain landlord waivers, each in form and substance acceptable to Lender, from the lessor of each of seventy-five percent (75%) of the other leased facilities of Borrowers set forth in Schedule 5.4 by no later than March 31, 1999.

               6.26 Ownership. At all times Parent shall own not less than one hundred percent (100%) of all issued and outstanding stock of PIA and PIA shall own not less than one hundred percent of all issued and outstanding stock of Retail Resources.

            7. NEGATIVE COVENANTS

            Each Borrower and Parent, as applicable, covenant and agree that, so long as any credit hereunder shall be available and until payment in full of the Obligations, no Borrower or Parent, as applicable, will do any of the following without Lender's prior written consent:

               7.1 Indebtedness. Borrowers will not create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                        (a)         Indebtedness evidenced by this Agreement;

                        (b) Indebtedness set forth in Schedule 7.1 (b) attached hereto;

                        (c)         Indebtedness secured by Permitted Liens; and

                        (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and
                                    (c) of this Section 7.1 (and the continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospect of repayment of the Obligations by any Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, and (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended.

               7.2 Liens. Borrowers will not create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Permitted Liens that are continued or renewed as permitted under Section 7.1(d)).

               7.3 Restrictions on Fundamental Changes. Except in connection with a Permitted Acquisition, Borrowers and Parent will not enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the assets, stock, or other evidence of beneficial ownership of any person or entity.

               7.4 Extraordinary Transactions and Disposal of Assets. Except for Permitted Acquisitions, Borrowers and Parent will not enter into any transaction not in the ordinary and usual course of such Person's business, including, but not limited to, the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of such Person's assets (other than sales of Inventory in the ordinary and usual course of such Person's business as currently conducted), or the making of any advance or loan except in the ordinary course of business as currently conducted.

               7.5 Change Name. Borrowers and Parent will not change their names, business structures, or identities, or add any new fictitious names.

               7.6 Guarantee. Except in connection with a Permitted Acquisition, guarantee or otherwise become in any way liable with respect to the obligations of any third party except by endorsement of instruments or items of payment for deposit to the account of any Borrower or which are transmitted or turned over to Lender.

               7.7 Restructure. Borrowers and Parent will not make any change in any of their financial structures, the principal nature of their business operations, or the date of their fiscal year.

               7.8 Prepayments. Borrowers will not prepay any Indebtedness owing to any third party.

               7.9 Intentionally Deleted.

               7.10 Intentionally Deleted.

               7.11 Capital Expenditures. Parent and its Subsidiaries will not make any plant or fixed Capital Expenditure, or any commitment therefor, or purchase or lease any real or personal property or replacement Equipment subject to a purchase money security interest, trust deed or lease which would cause the aggregate amount of such transactions in any fiscal year to exceed the applicable amount for Parent and its Subsidiaries, on a consolidated basis, for such fiscal year set forth below:

                 Period                    Maximum Capital Expenditures
                 ------                    ----------------------------
            Fiscal Year 1998                      $ 1,100,000

            Fiscal Year 1999                      $ 2,500,000

            Fiscal Year 2000                      $ 3,000,000

            Fiscal Year 2001                      $ 2,500,000.

               7.12 Consignments. Borrowers will not consign any Inventory, sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

               7.13 Distributions. Except to the extent made to fund Permitted Parent Expenditures, Borrowers will not make any distribution or declare or pay any distributions (in cash or in stock) on, or purchase, acquire, redeem, or retire any of any Borrower's capital stock, of any class, whether now or hereafter outstanding.

               7.14 Accounting Methods. Parent and Borrowers will not modify or change their method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Parent's or Borrowers' accounting records without such accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Parent's or Borrower's financial condition. Each Borrower and Parent and its Subsidiaries waive the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

               7.15 Investments. Parent and Borrowers will not, except in connection with a Permitted Acquisition or except to the extent made to fund Permitted Parent Expenditures, directly or indirectly make or own any beneficial interest in (including stock, partnership interest, or other securities of), or make any loan (other than loans to employees of $50,000 individually, not to exceed $250,000 in total at any one time), advance, or capital contribution to, any corporation, association, person, or entity.

               7.16 Transactions with Affiliates. Except in connection with transactions intended to fund Permitted Parent Expenditures, Borrowers will not, directly or indirectly, enter into or permit to exist any material transaction with any person or entity controlling, controlled by, or under common control (whether by contract, ownership of voting securities, or otherwise) with any Borrower except for transactions that are (i) with any Subsidiary, in the ordinary course of such Borrower's business, and in accordance with such Borrower's historical activity, or (ii) in the ordinary course of such Borrower's business, upon fair and reasonable terms, and that are fully disclosed to Lender and no less favorable to such Borrower than would be obtained in arm's length transaction with a non-affiliated person or entity.

               7.17 Suspension. Parent and Borrowers will not suspend or go out of a substantial portion of their business.

               7.18 Compliance with ERISA. Borrowers and Parent will not:

                        (a) (i) terminate any "employee pension benefit plans"
            maintained by any Borrower or any of its ERISA Affiliates so as to incur any liability to the PBGC established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject such Borrower or Parent or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the I.R. Code or ERISA, (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the I.R. Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the PBGC of any such employee pension benefit plan that is a single employer plan, which termination could result in any liability to the PBGC or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

                        (b) As used in this Section 7.18, the term "employee
            pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in

            ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the I.R. Code and ERISA.

               7.19 Permitted Acquisitions. Notwithstanding any contrary provision of this Agreement, PIA may consummate acquisitions of the assets or capital stock of other entities for aggregate purchase consideration (including the stated purchase price, assumption of liabilities of the acquired entity, non-competition payments, employment agreement payments, and any and all other related payments which Lender determines constitute part of the purchase consideration paid or purchase obligations incurred by PIA in connection with an acquisition) during the term of this Agreement of not more than Five Million Dollars ($5,000,000), provided that each of the following conditions is met:

                        (i) PIA's and Retail Resource's combined pro forma
            borrowing availability, after giving effect to each such proposed acquisition (including all borrowings, collateral availability and cash on hand in connection therewith) exceeds Ten Million Dollars ($10,000,000);

                        (ii) Lender has completed an acceptable due diligence
            investigation with respect to the target;

                        (iii) all purchase-money indebtedness incurred by PIA to
            the seller shall be subordinated to the repayment of the Obligations on terms and conditions acceptable to Lender;

                        (iv) based upon the most recent monthly financial
            statements provided by Parent and its Subsidiaries to Lender pursuant to Section 6.4(a) hereof, and the applicable financial covenant requirements for the most recent fiscal quarter ended as set forth in Section 6.12 hereof, Lender shall have determined that Borrowers and Parent are then in compliance with each of the financial covenants set forth in Section 6.12 hereof and that Parent and its Subsidiaries would remain in compliance with each such covenant after giving effect to the proposed acquisition; and

                        (v) both before and after giving effect to the proposed
            acquisition no Event of Default shall exist.

                        Acquisitions satisfying all of the foregoing conditions and complying with the foregoing dollar limitation on purchase consideration shall be referred to herein collectively as "Permitted Acquisitions."

            Lender shall increase the aggregate purchase consideration dollar limitation for Permitted Acquisitions to Ten Million Dollars ($10,000,000) upon Lender's receipt of audited financial statements for Parent's and its Subsidiaries' fiscal year ending on January 1, 1999, together with an unqualified opinion and management letter in form and substance acceptable to Lender and its counsel, which evidence that all items set forth in the management letter for such Parent's and its Subsidiaries' 1997 fiscal year have been resolved satisfactorily. Upon Lender's receipt of the items referred to in the preceding sentence, the following shall occur: (x) the aggregate dollar limitation on purchase consideration for Permitted Acquisitions shall increase to Ten Million Dollars ($10,000,000); (y) conditions (i) through (v) set forth in the preceding paragraph shall remain in effect; and (z) a limit of Five Million Dollars ($5,000,000) shall apply to the aggregate purchase consideration that PIA may expend for any single Permitted Acquisition.

            8. EVENTS OF DEFAULT

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

               8.1 If any Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, taxes, reimbursement of Lender Expenses, or other amounts constituting obligations);

               8.2 If any Borrower or Parent fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any Borrower or Parent and Lender, and such failure or neglect is not cured within ten consecutive days of the date on which such Borrower or Parent first has or should have notice thereof; provided, however, that such ten-day period shall not apply in the case of: (i) any failure or neglect to perform, keep or observe any such term, provision, condition, covenant or agreement that is not capable of being cured at all or within such ten-day period; (ii) an intentional breach by such Borrower or Parent of any such term, provision, condition, covenant or agreement; or (iii) any failure or neglect to provide notice of an Event of Default pursuant to Section 6.19;


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

               8.3 If there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Lender or a material impairment of the value or priority of Lender's security interests in the Collateral;

               8.4 If any material portion of any Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any Judicial Officer or Assignee;

               8.5 If an Insolvency Proceeding is commenced by any Borrower or Guarantor;

               8.6 If an Insolvency Proceeding is commenced against any Borrower or Guarantor and such Insolvency Proceeding remains undismissed and unstayed for a period of sixty (60) days;

               8.7 If any Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

               8.8 If a notice of lien, levy, or assessment is filed of record with respect to any of any Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of any Borrower's assets and the same is not paid on the payment date thereof;

               8.9 If a judgment or other claim becomes a lien or encumbrance upon a material portion of any Borrower's assets;

               8.10 If there is a default in any material agreement to which any Borrower is a party with one or more third parties resulting in a right by such third parties, whether or not exercised, to accelerate the maturity of such Borrower's obligations thereunder;

               8.11 If any Borrower makes any payment on account of Indebtedness that has been subordinated in right of payment to the payment of the Obligations except to the extent such payment is allowed under the subordination provisions applicable to such Indebtedness;


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

               8.12 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Lender by Parent or any Borrower or any officer, employee, agent, or director of Parent or any Borrower, or if any such warranty or representation is withdrawn;

               8.13 If a Prohibited Transaction or Reportable Event shall occur with respect to a Plan which would have a material adverse effect on the financial condition of any Borrower; if any lien upon the assets of any Borrower in connection with any Plan shall arise; if any Borrower or any ERISA Affiliate shall completely or partially withdraw from a Multiemployer Plan or Multiple Employer Plan of which such Borrower or such ERISA Affiliate was a substantial employer, and such withdrawal could, in the opinion of Lender, have a material adverse effect on the financial condition of any Borrower; if any Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which any Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; if any Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; or upon the voluntary or involuntary termination of any Plan which termination could, in the opinion of Lender, have a material adverse effect on the financial condition of any Borrower; or any Borrower shall fail to notify Lender promptly and in any event within ten (10) days of the occurrence of any event that constitutes an Event of Default under this clause or would constitute such an Event of Default upon the exercise of Lender's judgment;

               8.14 If any writing, document, aging, certificate or other evidence of the Accounts or Inventory shall be materially incomplete, incorrect, or misleading at the time the same is furnished to Lender; and

               8.15 If any Guarantor shall revoke or terminate, or attempt to revoke or terminate, its Guaranty.

            9. LENDER'S RIGHTS AND REMEDIES

               9.1 Rights and Remedies. Upon the occurrence of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by each
Borrower:

                        (a) Declare all Obligations, whether evidenced by this
            Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                        (b) Cease advancing money or extending credit to or for
            the benefit of any Borrower or Borrowers under this Agreement, under any of the other Loan Documents, or under any other agreement between any Borrower or Borrowers and Lender;

                        (c) Terminate this Agreement and any of the other Loan
            Documents as to any future liability or obligation of Lender, but without affecting Lender's rights and security interests in the Collateral and without affecting the Obligations;

                        (d) Settle or adjust disputes and claims directly with
            Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit such Borrower's loan account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                        (e) Without notice to or demand upon any Borrower or any
            Guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Each Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Each Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien that in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith; provided, however, that Lender will provide Parent and Borrowers reasonable access to Borrowers' books. With respect to any of any Borrower's owned premises, such Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                        (f) Without notice to any Borrower (such notice being
            expressly waived), and without constituting a retention of any Collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by or for the benefit of Lender (including any amounts received at the Lockbox), or (ii) indebtedness at any time owing to or for the credit or the account of any Borrower held by Lender;

                        (g) Hold, as cash collateral, any and all balances and
            deposits of any Borrower held by Lender, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                        (h) Ship, reclaim, recover, store, finish, maintain,
            repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right to use, without charge, any Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and any Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                        (i) Sell the Collateral at either a public or private
            sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                        (j) Lender shall give notice of the disposition of the
            Collateral as follows:

                                    (1) Lender shall give each Borrower and each
                        holder of a security interest in the Collateral who has filed with Lender a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                                    (2) The notice shall be personally delivered
                        or mailed, postage prepaid, to such Borrower as provided in Section 12, at least five (5) calendar days before the date fixed for the sale, or at least five (5) calendar days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Notice to persons other than such Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender;

                                    (3) If the sale is to be a public sale,
                        Lender also shall give notice of the time and place by publishing a notice one time at least five (5) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                        (k) Lender may credit bid and purchase at any public
            sale; and

                        (l) Any deficiency that exists after disposition of the
            Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third parties, by Lender to Borrowers.

               9.2 Remedies Cumulative. Lender's rights and remedies under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

            10. TAXES AND EXPENSES REGARDING THE COLLATERAL

            If any Borrower fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Lender determines that such failure by such Borrower could have a material adverse effect on Lender's interests in the Collateral, in its discretion and without prior notice to Borrowers, Lender may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves in such Borrower's loan account as Lender deems necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Lender deems prudent. Any amounts paid or deposited by Lender shall constitute Lender Expenses, shall be immediately charged to such Borrower's loan account and become additional Obligations, shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

            11. WAIVERS; INDEMNIFICATION

               11.1 Demand, Protest, etc. Each Borrower and Parent waive demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which such Borrower may in any way be liable.

               11.2 Lender's Liability for Collateral. So long as Lender complies with its obligations, if any, under Section 9207 of the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or
(iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

               11.3 Indemnification; Loss of Margin.

                        (a) Each Borrower agrees to defend and indemnify Lender
            and its officers, employees, and agents and hold Lender harmless against: (i) all obligations, demands, claims, and liabilities claimed or asserted by any other party; and (ii) all losses (including attorneys' fees and disbursements) in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following, or consequential to the transactions with any Borrower or Borrowers whether under this Agreement, the other Loan Documents or otherwise. This provision shall survive the termination of this Agreement.

                        (b) In the event that any present or future law, rule,
            regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, or


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

            other similar requirement with respect to deposits in or for the account of, or loans or advances or commitments to make loans or advances by, Lender and the result of any of the foregoing is to increase the costs of Lender, reduce the income receivable by or return on equity of Lender or impose any expense upon Lender with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, Lender shall so notify Borrowers in writing. Upon notice from Lender, Borrowers agree to pay Lender the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense after presentation by Lender of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and Lender's calculation of the amount (in determining such amount Lender may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. In the event that a participant in this credit, other than Lender, exercises any rights it may have under this Section 11.3(b), Borrowers shall have the option to replace such participant with another financial institution (acceptable to Lender) who will purchase all (but not part) of such participant's pro rata share of this credit facility on terms acceptable to Lender. Such participant shall be required to assign and transfer to the financial institution obtained by Borrowers, pursuant to an agreement reasonably satisfactory to such participant and without representation, warranty or recourse, its respective pro rata share in this credit facility in exchange for full payment of the outstanding balance thereof, with accrued interest and unpaid fees.

            12. NOTICES

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX,


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

telefacsimile, or telegram (with messenger delivery specified) to Borrower or to Lender, as the case may be, at its address set forth below:

            If to Borrowers:   PIA MERCHANDISING CO., INC.
                               19900 MacArthur Boulevard, Suite 900
                               Irvine, California 92612
                               Attention: Ms. Cathy L. Wood
                               Facsimile No.: (949) 474-3570
                               Confirmation No.: (949) 474-3585

                               PACIFIC INDOOR DISPLAY CO.
                               dba RETAIL RESOURCES
                               19900 MacArthur Boulevard, Suite 900
                               Irvine, California 92612
                               Attention: Ms. Cathy L. Wood
                               Facsimile No.: (949) 474-3570
                               Confirmation No.: (949) 474-3585

            If to Parent:      PIA MERCHANDISING SERVICES, INC.
                               19900 MacArthur Boulevard, Suite 900
                               Irvine, California 92612
                               Attention: Ms. Cathy L. Wood
                               Facsimile No.: (949) 474-3570
                               Confirmation No.: (949) 474-3585

            If to Lender:      MELLON BANK, N.A.
                               Mellon Bank Center
                               1735 Market Street, 6th Floor
                               Philadelphia, Pennsylvania 19101-7899
                               Attention: Mr. John M. DePledge
                               Facsimile No.: (215) 553-0201
                               Confirmation No.: (215) 553-2961


            With a copy to:    SHEPPARD, MULLIN, RICHTER & HAMPTON, LLP
                               333 South Hope Street, 48th Floor
                               Los Angeles, California 90071
                               Attention: Anthony R. Callobre, Esq.
                               Facsimile No.: (213) 620-1398
                               Confirmation No.: (213) 617-5466

            The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three
(3) calendar days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Lender in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

            13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

            THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF PHILADELPHIA, COMMONWEALTH OF PENNSYLVANIA OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. EACH BORROWER, PARENT AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER, PARENT AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            14. DESTRUCTION OF BORROWERS' DOCUMENTS

            All documents, schedules, invoices, agings, or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender after they are delivered to or received by Lender, unless Borrowers request, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrowers' expense, for their return.

            15. GENERAL PROVISIONS

               15.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by each Borrower and by Lender.

               15.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Borrower or Parent may assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release any Borrower from its Obligations. Lender may assign this Agreement and its rights and duties hereunder and no consent or approval by any Borrower or Parent is required in connection with any such assignment. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, Lender's rights and benefits hereunder. In connection with any such assignment or participation, Lender may disclose all documents and information which Lender now or hereafter may have relating to any Borrower or Parent or any Borrower's business. To the extent that Lender assigns its rights and obligations hereunder to a third party, Lender shall thereafter be released from such assigned obligations to each Borrower or Parent and such assignment shall effect a novation between each Borrower, Parent and such third party.

               15.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

               15.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender, Parent or any Borrower, whether under any rule of construction or otherwise. On the contrary, this

Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

               15.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

               15.6 Amendments in Writing. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement.

               15.7 Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivering of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

               15.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or any Guarantor of the Obligations or the transfer by either or both such parties to Lender of any property of either or both of such parties should for any reason subsequently be declared to be improper under any state or federal law relating to creditors' rights, including, without limitation, provisions of the United States Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfers, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses and attorneys' fees of Lender related thereto, the liability of such Borrower or such Guarantor automatically shall be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made.

               15.9 Withholding and Other Tax Liabilities. Lender shall have the right to refuse to make any advances from time to time unless such Borrower shall, at

Lender's request, have given to Lender evidence, reasonably satisfactory to Lender, that such Borrower has properly deposited or paid, as required by law, all withholding taxes and all federal, state, city, county or other taxes due up to and including the date of the loan. Until all of each Borrower's Obligations to Lender have been paid in full, Lender shall be entitled to continue to hold any and all of the Collateral until such Borrower has given to Lender evidence, reasonably satisfactory to Lender, that such Borrower has properly deposited or paid, as required by law, all federal withholding taxes due up to and including the date of such expiration or termination. Copies of deposit slips showing payment shall likewise constitute satisfactory evidence for such purpose. In the event that any lien, assessment or tax liability against any Borrower shall arise in favor of any taxing authority, whether or not notice thereof shall be filed or recorded as may be required by law, Lender shall have the right (but shall not be obligated, nor shall Lender hereby assume the duty) upon reasonable prior notice to such Borrower to pay any such lien, assessment or tax liability by virtue of which such charge shall have arisen; provided, however, that Lender shall not pay any such tax, assessment or lien if the amount, applicability or validity thereof is being contested in good faith and by appropriate proceedings by such Borrower and further provided that such Borrower's title to and its right to use, the Collateral are not materially adversely affected and Lender's lien and priority in the Collateral are not affected, altered or impaired thereby. In order to pay any such lien, assessment or tax liability, Lender shall not be obligated to wait until such lien, assessment or tax liability is filed before taking such action as hereinabove set forth. Any sum or sums which Lender shall have paid for the discharge of any such lien shall be added to the Revolving Credit and shall be paid by such Borrower to Lender with interest thereon, upon demand, and Lender shall be subrogated to all rights of such taxing authority against such Borrower.

               15.10 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted, modified, or qualified by any other agreement, oral or written, whether before or after the date hereof.

               15.11 Publicity. Lender may use its reasonable discretion in disclosing the fact of the financing under this Agreement to a public forum including, without limitation, "tombstone" announcements in the print media.

            16. SURETYSHIP WAIVERS AND CONSENTS

            The obligations of each Borrower are independent of the obligations of each Borrower. Each Borrower expressly waives any right to require Lender to proceed against any other Borrower, to proceed against or exhaust any Collateral or any other security for the Obligations or to pursue any remedy Lender may have at any time. Each Borrower agrees that Lender may proceed against any one or more Borrower and/or the Collateral in such order and manner as Lender shall determine in its sole and absolute discretion. A separate action or actions may be brought and prosecuted against any one or more Borrower whether an action is brought or prosecuted against any other Borrower or with respect to any Collateral or whether any other person shall be joined in any such action or actions. Each Borrower expressly waives the benefit of any statute(s) of limitations affecting its liability under this Agreement or the enforcement of the Obligations or any rights of Lender created or granted under this Agreement. Lender's rights hereunder shall be reinstated and revived, and the obligations and liability of each Borrower hereunder shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of any Borrower, or otherwise, all as though such amount had not been paid.

            Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Borrower or with respect to the Obligations; (ii) the cessation for any cause whatsoever liability of any of the other Borrower and (iii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any other Borrower or the Obligations or any Collateral or any guaranty therefor by operation of law or otherwise. Each Borrower agrees that any amounts received by Lender from whatever source on account of the Obligations may be applied by Lender toward the payment of such of the Obligations and in such order of application as Lender may from time to time elect; and, notwithstanding any payments made by any Borrower, such Borrower shall have no right of subrogation, reimbursement, exoneration, indemnity, contribution or any other rights that would result in such Borrower being deemed a creditor of any other Borrower under the federal Bankruptcy Code or any other law or for any other purpose and such Borrower hereby irrevocably waives all such rights, the right to assert any such rights and any right to enforce any remedy which Lender now or may hereafter have against any Borrower and hereby irrevocably waives any benefit of and any right to participate in, any security now or hereafter held by Lender, whether any of the foregoing rights arise in equity, at law or by contract.

            Each Borrower represents and warrants to Lender that it has established adequate means of obtaining from each other Borrower, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of each other Borrower and their properties, and each Borrower now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) or each other Borrower and their properties. Each Borrower hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to any Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of each Borrower or their properties, whether now known or hereafter known by Lender.

            Each Borrower represents and warrants that each of the waivers set forth herein are made with each Borrower's full knowledge of their significance and consequences, and that under the circumstances the waivers are reasonable and not contrary to public policy or law. If any of said waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Los Angeles, California.

                                   Borrowers:

                                   PIA MERCHANDISING CO., INC.,
                                   a California corporation


                                   By:  /s/ Cathy L. Wood
                                        ----------------------------------------
                                        Cathy L. Wood
                                        Executive Vice President and
                                        Chief Financial Officer


                                   PACIFIC INDOOR DISPLAY CO.
                                   dba RETAIL RESOURCES,
                                   a California corporation


                                   By:  /s/ Cathy L. Wood
                                        ----------------------------------------
                                        Cathy L. Wood
                                        Executive Vice President and
                                        Chief Financial Officer

                                   Parent:

                                   PIA MERCHANDISING SERVICES,
                                   INC., a Delaware corporation


                                   By:  /s/ Cathy L. Wood
                                        ----------------------------------------
                                        Cathy L. Wood
                                        Executive Vice President and
                                        Chief Financial Officer


Accepted and effective this 7th day of December, 1998.

                                   Lender:

                                   MELLON BANK, N.A.,
                                   a national banking association


                                   By:  /s/ John M. DePledge
                                        ----------------------------------------
                                        John M. DePledge
                                        Vice President

                         FORM OF COMPLIANCE CERTIFICATE

                           OF CHIEF FINANCIAL OFFICER



                          Dated: ______________, _____



TO:   Mellon Bank, N.A.
      Mellon Bank Center
      1735 Market Street, 6th Floor
      Philadelphia, Pennsylvania 19101-7899

Ladies and Gentlemen:

         The undersigned, the Chief Financial Officer of each of PIA Merchandising Services, Inc., a Delaware corporation ("Parent"), PIA Merchandising Co., Inc., a California corporation ("PIA"), and Pacific Indoor Display Co., dba Retail Resources, a California corporation, ("Retail Resources," and collectively with PIA, the "Borrowers") hereby certifies to you pursuant to Section 6.4 of the Loan and Security Agreement, dated as of December 7, 1998, by and among Parent, Borrowers, and Mellon Bank, N.A., a national banking association (the "Loan Agreement"), as follows:

         1. Based upon my review of the balance sheets and statements of income of Parent and its Subsidiaries for the month ending (month, date, year), (the "Measurement Date"), copies of which, along with the calculations for each covenant, are attached hereto, I hereby certify that, as of the Measurement Date, Parent and its Subsidiaries maintain the following financial covenants pursuant to Section 6.12 of the Loan Agreement:

               A. Ratio of Current Assets to Current Liabilities;

                                                      Compliance
                                                      ----------
       Actual: ___:1.0    Required: ____:1.0(1)     [ ] Yes   [ ] No

--------
(1)      Insert applicable amount required by Section 6.12(a) of the Loan
         Agreement.


                                   Exhibit 6.4
                                  (Page 1 of 4)

               B. Ratio of Total Liabilities to Tangible Net Worth;

                                                      Compliance
                                                      ----------
       Actual: ___:1.0    Required: 1.0:1.0        [ ] Yes   [ ] No

               C. Net Income(2);

                                                      Compliance
                                                      ----------
       Actual: $___       Required: $____(3)        [ ] Yes   [ ] No

               D. Tangible Net Worth; and

                                                      Compliance
                                                      ----------
       Actual: $___       Required: $____(4)        [ ] Yes   [ ] No

               E. Working Capital

                                                      Compliance
                                                      ----------
       Actual: $___       Required: $____(5)        [ ] Yes   [ ] No

         4. As of the Measurement Date, Parent's and its Subsidiaries' cumulative fiscal year to date Capital Expenditures, on a consolidated basis, are as follows:

                                                      Compliance
                                                      ----------
       Actual: $___       Maximum Annual Capital    [ ] Yes   [ ] No
                          Expenditures: $____(6)

--------

(2)      Compliance with this covenant shall be determined on an annual basis.

(3)      Insert applicable amount required by Section 6.12(c) of the Loan
         Agreement.

(4)      Insert applicable amount required by Section 6.12(d) of the Loan
         Agreement.

(5)      Insert applicable amount required by Section 6.12(e) of the Loan
         Agreement.

(6)      Insert applicable amount required by Section 7.11 of the Loan
         Agreement.


                                   Exhibit 6.4
                                  (Page 2 of 4)

         5. As of the Measurement Date, the book net worth of Retail Resources is as follows:

                                                      Compliance
                                                      ----------
       Actual: $___       Mimimum Book Net          [ ] Yes   [ ] No
                          Worth: negative $880,000

         6. All reports, statements, or computer prepared information of any kind or nature delivered or caused to be delivered to Lender under the Loan Agreement have been prepared in accordance with GAAP and fully and fairly present the financial condition of Parent and its Subsidiaries;

         7. All representations and warranties contained in the Loan Agreement are true and correct in all material respects as of the date hereof with the same effect as if they were made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and, unless noted to the contrary in Section 1 or 4 hereof, Borrowers are in timely compliance with all of its covenants under the Loan Agreement.

         8. As of the date hereof, no Event of Default or event which with the lapse of time or the giving of notice, or both, would become an Event of Default (an "Unmatured Event of Default") has occurred except: (specify nature and extent of default)

________________________________________________________________________________

_______________________________________________________________________.

         9. If applicable, the corrective action taken or proposed to be taken to prevent or cure such Event of Default or Unmatured Event of Default is as follows:

________________________________________________________________________________

_______________________________________________________________________.


                                   Exhibit 6.4
                                  (Page 3 of 4)

         Any and all initially capitalized terms set forth in this certificate without definition shall have the respective meanings ascribed thereto in the Loan Agreement.


                                   PIA MERCHANDISING SERVICES, INC.,
                                   a Delaware corporation



                                   By:
                                       -----------------------------------------
                                       Cathy L. Wood
                                       Chief Financial Officer


                                   PIA MERCHANDISING CO., INC.,
                                   a California corporation



                                   By:
                                       -----------------------------------------
                                       Cathy L. Wood
                                       Chief Financial Officer


                                   PACIFIC INDOOR DISPLAY CO.,
                                   dba Retail Resources,
                                   a California corporation



                                   By:
                                       -----------------------------------------
                                       Cathy L. Wood
                                       Chief Financial Officer


                                   Exhibit 6.4
                                  (Page 4 of 4)

                       PROMISSORY NOTE (REVOLVING CREDIT)

[$20,000,000/$1,500,000]                                        December 7, 1998


         FOR VALUE RECEIVED, [PIA MERCHANDISING CO., INC./PACIFIC INDOOR DISPLAY dba RETAIL RESOURCES], a California corporation (the "Borrower"), promises to pay to the order of MELLON BANK, N.A., a national banking association ("Lender"), on the Revolving Credit Maturity Date (as defined in the Loan Agreement referred to below) the lesser of (i) [Twenty Million Dollars ($20,000,000)/ One Million Five Hundred Thousand Dollars ($1,500,000)] or (ii) the unpaid principal amount of all advances made by Lender to the Borrower as Revolving Credit Loans under the Loan Agreement referred to below.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Loan Agreement, plus all other charges, fees and Obligations at any time owing under or pursuant to the Loan Agreement.

         This Promissory Note (Revolving Credit) ("Note") is one of the "Revolving Credit Notes" referred to in, and is entitled to the benefits of, the Loan and Security Agreement, of even date herewith, by and between the Borrower and Pacific Indoor Display Co., Inc., dba Retail Resources, and Lender (the "Loan Agreement"), to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid. (Initially capitalized terms set forth without definition in this Note shall have the respective meanings assigned to such terms in the Loan Agreement.) This Note is secured by the Collateral described in the Loan Agreement.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at Lender's office located at Mellon Business Credit, Mellon Bank Center, 1735 Market Street, 6th Floor, Philadelphia, Pennsylvania 19101-7899 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Loan Agreement. Until notified of the transfer of this Note, the Borrower shall be entitled to deem Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note. Each of the Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof, it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid on the schedule attached


                                 Exhibit 2.1(e)
                                 (Page 1 of 3)
hereto, if any; provided, however, that the failure to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

         The Borrower may prepay this Note only as permitted under the Loan Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND LENDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THE BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF PHILADELPHIA, COMMONWEALTH OF PENNSYLVANIA OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.

         THE BORROWER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THE PRECEDING PARAGRAPH. THE BORROWER WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR THE LOANS CONTEMPLATED HEREUNDER, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND, ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE BORROWER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


                                 Exhibit 2.1(e)
                                 (Page 2 of 3)

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest, fees and charges thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

         This Note is subject to restrictions on transfer or assignment as provided in Section 15.2 of the Loan Agreement. The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

         No reference herein to the Loan Agreement and no provision of this Note or the Loan Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest, fees and charges on this Note at the place, at the respective times, and in United States Dollars.

         The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the date and the place first above written.

                                   PIA MERCHANDISING CO., INC.,
                                   a California corporation


                                   By:
                                      ------------------------------------------
                                      Cathy L. Wood
                                      Chief Executive Officer and
                                      Executive Vice President


                                 Exhibit 2.1(e)
                                 (Page 3 of 3)